As Filed With the Securities and Exchange Commission on October 6, 2003

Registration No. 333-102756

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Amendment No. 4)

SURGE TECHNOLOGIES CORP.

(Name of Small Business Issuer in its Charter)

Nevada	3661	95-4784883
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

#14, 700  58th Avenue S.W.

Calgary, Alberta

Canada  T2H 2E2

(403) 250-2442

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

(Name, address and telephone number of agent for service)	With Copies to:	And to:
	Surge Technologies Corp.	Edward L. Mayerhofer
Laughlin & Associates, Inc.	c/o Gordon McPherson	Morton & Company
2533 North Carson St.	President	Barristers & Solicitors
Carson City, Nevada	#14, 700 58th Avenue S.W.	1750 - 750 West Pender Street
89706	Calgary, Alberta Canada T2H 2E2	Vancouver, British Columbia Canada V6C 2T8
1-888-273-8152	(604) 327-9446	(604) 681-1194

Approximate Date of Proposed Sale to the Public:  As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box  [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value offered by shareholders	3,703,426	$0.40	$1,481,370	$136.29

(1)

Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)   The most recent issuance of common stock by the registrant was priced at $0.25 per share, when an issuance of 907,352 shares occurred on a private placement basis on January 10, 2003. The registrant believes this transaction supports a bona fide estimate of $0.40 per share as an estimated offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

[OUTSIDE FRONT COVER PAGE]

The information in this Prospectus is not complete and will be amended and completed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state, province or other jurisdiction where the offer or sale would be unlawful.

Subject to Completion October 6, 2003

PROSPECTUS

SURGE TECHNOLOGIES CORP.

3,703,426 SHARES OF

 COMMON STOCK TO BE SOLD BY CURRENT SHAREHOLDERS

The selling shareholders of Surge Technologies Corp. listed on page 8 under the caption "Selling Shareholders" may offer and sell up to an aggregate of 3,703,426 shares of our common stock under this prospectus. The selling shareholders will sell at a price of $0.40 per share until a market for our shares develops on the Over-the-Counter Bulletin Board or other trading facility, and thereafter at prevailing market prices or privately negotiated prices.

There is no established market for our common stock.  Our common stock is not currently listed or quoted on any stock exchange or quotation service.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We will not receive any of the proceeds of this offering.

An investment in the common stock offered under this prospectus involves a high degree of risk and we urge you to carefully review this prospectus with particular attention to the section entitled "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

THE DATE OF THIS PROSPECTUS IS _________, 2003

[INSIDE FRONT COVER PAGE]

TABLE OF CONTENTS

      Page #

        --------

Prospectus Summary

3

Risk Factors

4

Forward Looking Statements

6

Use of Proceeds

6

Plan of Distribution

7

Determination of Offering Price

7

Market for Common Stock

8

Selling Shareholders

9

Business

11

Management Discussion and Analysis

23

Management

29

Executive Compensation

32

Security Ownership of Certain Beneficial Owners and Management

33

Certain Relationships and Related Transactions

34

Description of Securities

35

Experts

36

Changes in Certifying Accountants

36

Financial Statements Index

37

PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before buying shares in the offering. You should read the entire prospectus carefully.

Surge Technologies Corp.

We design, manufacture and sell a high quality line of electrical surge protection devices used in telecommunication networks.  Our surge protection devices prevent electrical surge hazards from causing systems failures, damaging expensive equipment and harming personnel. Our products have various applications, ranging from residential use to industrial use. Our surge protectors are sold to the telecommunications industry throughout North America, including to major Telecoms.

Our business is principally operated through our subsidiary, Surge Technologies Inc., a company incorporated under the laws of Alberta, Canada.  Surge Technologies Inc. is wholly owned by Surge Acquisition Corp., our Nevada subsidiary, which in turn is wholly owned by us.

Our principal executive offices are located at Suite 14, 700  58th Avenue SE, Calgary, Alberta, Canada. The telephone number for our executive offices is (403) 250-2442 and our fax number is (403) 250-2534.

The Offering

The offering of up to 3,703,426 shares of common stock is being made by the selling shareholders. The selling shareholders may sell all or any portion of the shares in this offering in one or more transactions through a variety of methods.  The shares will be offered and sold at a price of $0.40 per share until a market for our shares develops on the Over-the-Counter Bulletin Board or other trading facility, and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds from the sale of the common stock by the selling shareholders.

As at September 30, 2003 we had 16,561,352 shares of our common stock issued and outstanding which will remain unchanged after the offering.   We have no options, warrants or other rights to acquire our common stock, that are outstanding.

Summary Financial Information

The following table sets forth certain of our summary financial data. The data presented below has been derived from our audited and unaudited financial statements included elsewhere in this prospectus.

You should read this information together with the financial statements and the notes to those statements appearing elsewhere in this Prospectus and the information under "Management's Discussion and Analysis".

	Year ended March 31		Three month period ended June 30
Consolidated Statement of Operations Data	2003	2002	2003	2002
Sales	$1,596,701	$1,602,441	$385,644	$415,371
Cost of sales and Expenses	$2,127,882	$1,899,044	$498,684	$509,353
Net income (loss)	($431,881)	($296,603)	($112,799)	($93,982)
Net income (loss) per common share	($0.03)	($0.08)	($0.01)	($0.01)
Shares used in computing net income (loss) per common share	14,121,187	3,698,544	16,561,352	9,897,636

Balance sheet data	Year Ended March 31, 2003	Three Month Period Ended June 30, 2003
Cash and cash equivalents	$16,781	$2,312
Working capital (deficiency)	($233,115)	($278,356)
Total assets	$474,701	$443,313
Current accounts payable and accrued liabilities	$587,436	$591,585
Total Liabilities	$851,382	$980,076
Total stockholders' equity (deficit)	($376,681)	($536,763)

RISK FACTORS

You should carefully consider the following factors and other information in this prospectus when you evaluate our business and the forward-looking statements that we make in this prospectus.

Our business plan requires that we obtain additional financing in order to fund expenses associated with the development and commercialization of our generic and custom application electrical surge protection devices.  If we are unable to obtain additional financing our future growth will be jeopardized.

Our business plan contemplates a rapid growth strategy which may in the short term limit our ability to conserve cash resources and achieve profitability.  Our growth strategy requires investment in sales and marketing, infrastructure, and production capacity.  We are also investing resources in research and development as required to position our company as a supplier of innovative surge protection products for new technology.  In implementing our growth strategy, we do not expect to generate any significant profits and may operate at a loss.  In order to fund our growth, our business plan contemplates an additional equity financing of $750,000.  There is no guarantee that we will be successful at obtaining this financing, due to the condition of equity markets for junior companies and other possible reasons.  If we are unable to obtain the financing as contemplated in our business plan, we may not be able to sustain a rapid growth strategy, and will have to reduce costs in order to remain viable as a business.  This would likely result in a decreased valuation of our company.

Our sales are significantly derived from one customer.  The loss of this customer would significantly reduce our overall sales, and possibly impact our ability to market our products as contemplated in our business plan.

As a result of our supply contract with TELUS Communications Inc., a major telecommunications provider in Canada, we believe that we have obtained a foot-hold in our niche sector of the telecommunications industry, that can be used to leverage further business opportunities and the growth of our business. This supply contract represents approximately 70% of our overall revenues.  This contract has resulted in our increasing expenditures on infrastructure and production.  The loss of this key customer would result in substantially lower revenues and as a consequence require that we scale back our operations in order to reduce expenses. The loss of this customer would also affect our ability to achieve profitability on lower margins from efficiencies from scale of production.  The value of our company would likely be diminished as a consequence.

Our audited consolidated financial statements for the year ended March 31, 2003 were prepared on a going concern basis in accordance with United States generally accepted accounting principles.  The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. We may not be able to raise additional capital or achieve profitability and as a consequence we may not be able to meet our liabilities and commitments in the normal course of business, which would jeopardize our ability to continue our business operations in accordance with our business plan or at all.

Our independent auditor has raised substantial doubt about our ability to continue as a going concern. Our financial resources and rapid growth business strategy has resulted in losses of $431,881 and $296,603 in the years ended March 2003 and 2002 respectively.  As at March 31, 2003 we had a working capital deficiency of $233,115 and a shareholders deficit of $376,681.  Our liquidity and capital resources are limited and we are presently relying on a combination of revenues from product sales and equity investment in order to fund continued operations.  Given our limited cash and working capital resources, our financial condition raises a serious question as to our ability to continue operations without additional equity or debt financing.  As a result of our financial condition, the presentation of our financial statements assumes that we will continue as a going concern, and our assets and liabilities are recorded on the basis that the business will continue for the foreseeable future.  In order to remove the going concern assumption from our financial statements we must carry out our business plan and achieve profitability, which may not occur in the foreseeable future.  If we are unable to continue as a going concern, the realizable value of our assets may be significantly lower than recorded on our balance sheet, and we may not be able to discharge our liabilities as they become due, placing us at risk of legal proceedings, including bankruptcy proceedings, being initiated by our creditors.  Our inability to continue as a going concern will result in a significant loss of value of our common stock.

Other companies with greater resources than we have are currently developing or have commercially available products that use similar technology to our products, and we may lose existing and potential market share as a result.

Our products are manufactured based on standard industry technology and requirements.  Other companies with greater resources than us have products that perform similar functions to ours and which can be used in place of our products.  While we have incorporated various proprietary features into our products that we believe differentiates our products from those of our competitors, our ability to quickly develop market share is to some extent limited by our size and financial resources, and accordingly we may be at a competitive disadvantage to other larger companies that can allocate significant resources to marketing, sales and distribution, as well as production.  If we are unable to effectively compete against these larger competitors, we may lose existing and potential market share which would likely reduce the value of our company.

Five former shareholders of our wholly owned subsidiary, Gordon McPhedran, President and CEO, Jack Barbier, Vice President Engineering, Dale Olmstead, Vice President Operations, Harj Manhas, Vice President Corporate Finance, and Secura Investments, hold 64.4% of our common stock and have the ability to control management and affairs of Surge Technologies Corp. and to deter changes in control.

As a result of the acquisition of our subsidiary, Surge Acquisition Corp., we issued 10,660,019 shares of our common stock to five shareholders, representing 64.4% of our current issued and outstanding voting shares. As a result, such persons, acting together, will have the ability to control most matters submitted to our stockholders for approval, including the election and removal of directors, and to control the management and affairs of Surge Technologies Corp. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of Boundless, impeding a merger, consolidation, take-over or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which limits the ability of our stockholders to participate in opportunities that may increase the value of their stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "anticipates", "believes", "plans", "expects", "future", "intends" or similar expressions. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

PLAN OF DISTRIBUTION

The sale or distribution of the common stock covered by this prospectus may be effected directly to purchasers by the selling shareholders from time to time in the over-the-counter market at a price of $0.40 per share until our shares are quoted on the OTC Bulletin Board or other trading facility and thereafter at prevailing market prices or privately negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resales by that broker or dealer for its own account pursuant to this prospectus; (c) an over-the-counter sale in accordance with the rules applicable to such sales; (d) in ordinary brokerage transactions or transactions in which the broker solicits purchasers; (e) in transactions otherwise than on any stock exchange or in the over-the-counter market, including privately negotiated transactions; and (f) pursuant to Rule 144.  Upon our shares being quoted on the OTC Bulletin Board, any of these transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling shareholder, or by agreement between the selling shareholder and underwriters, brokers, dealers or agents, or purchasers. There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated prior to the sale. The selling shareholders, and any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of the common stock by them and any discounts, concessions or commissions received by any underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing our shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date.

Prior to this offering there has been no market for our common stock.  The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria.  Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

We have 16,561,352 shares of common stock issued and outstanding. The most recent sale of our common stock completed on January 10, 2003, when a total of 907,352 shares of our common stock were issued from our treasury at a price of $0.25 per share.

MARKET FOR COMMON STOCK

There is currently no established market for our common stock. We are proposing to apply for quotation on the NASD Over-the-Counter Bulletin Board in conjunction with this offering. In order to be approved for quotation, we must be current in our filing obligations with the United States Securities and Exchange Commission reporting requirements and our market maker must apply for and obtain clearance from the National Association of Securities Dealers (NASD) to commence trading.  There are no guarantees that we will be approved for quotation on the Bulletin Board.

There were 55 holders of record and beneficially of our common stock as of September 30, 2003, holding a total of 16,561,352 shares.

There are currently no outstanding options, warrants or other securities convertible into shares of our common stock. All our shares are subject to resale restrictions pursuant to Rule 144 under the U.S. Securities Act of 1933.

This offering covers the sale of 3,703,426 shares of our currently outstanding common stock held by the selling shareholders. Shares offered and sold to the public through this prospectus will no longer be subject to Rule 144 and may be subsequently resold in the secondary market. Any shares subject to this offering, but not sold through this prospectus will remain restricted and may only be resold pursuant to Rule 144. The following table summarizes the hold periods applicable to our common stock under U.S. federal securities laws:

Number of Shares	Description
3,000,000(1)	Shares that may be sold beginning on September 3, 2003 in accordance with Rule 144.
12,550,000(2)	Shares that may be sold beginning on September 3, 2003 in accordance with Rule 144.
1,011,352(3)	Shares that may be sold beginning on January 10, 2004 in accordance with Rule 144.
16,561,352	Total number of shares issued and outstanding.

(1)

These shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

(2)

300,000 of these shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

(3)

403,426 of these shares are subject to this prospectus. Any of these shares sold through this prospectus will no longer be subject to Rule 144 and may be resold in the secondary markets.

There are no contractual restrictions on the resale of the outstanding common stock.

In general, Rule 144 promulgated under the Securities Act provides that securities may be sold if there is current public information available regarding the issuer and the securities have been held at least one year. Rule 144 also includes restrictions on the amount of securities sold, the manner of sale and requires notice to be filed with the SEC. Under Rule 144 a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale under the Rule.  If a one-year period has elapsed since the date the securities were acquired, the amount of restricted securities that may be sold for the account of any person within any three-month period, including a person who is an affiliate of the issuer, may not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the date on which notice of sale is filed with the SEC. If a two-year period has elapsed since the date the securities were acquired from the issuer or from an affiliate of the issuer, a seller who is not an affiliate of the issuer at any time during the three months preceding a sale is entitled to sell the shares without regard to volume limitations, manner of sale provisions or notice requirements. Affiliates of the issuer are subject to an ongoing volume restriction pursuant to Rule 144 on resales of shares held by them.

Penny Stock Rules

Because of rules that apply to shares with a market price of less than $5.00 per share, known as the "penny stock rules", investors in this offering will find it more difficult to sell their securities. The penny stock rules will probably apply to trades in our shares. These rules in most cases require a broker-dealer to deliver a standardized risk disclosure document to a potential purchaser of the securities, along with additional information including current bid and offer quotations, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

Dividends Policy

We have not paid dividends on our common stock since our inception. Dividends on common stock are within the discretion of the Board of Directors and are payable from profits or capital legally available for that purpose. It is our current policy to retain any future earnings to finance the operations and growth of our business. Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling stock holders and information as to their share ownership and shares which may be offered for sale pursuant to this prospectus. Because the selling shareholders may sell all or part of the share of common stock offered hereby, the following table assumes that all shares offered under this prospectus have been sold by the selling shareholders.  The offered shares of common stock may be offered from time to time by each of the selling shareholders named below.  However the selling shareholders are under no obligation to sell all or any portion of the shares of common stock offered, neither are the selling shareholders obligated to sell such shares of common stock immediately under this prospectus.  Particular selling shareholders may not have a present intention of selling their shares and may offer less than the number of shares indicated.  The selling shareholders may also sell their shares under Rule 144 while this offering is effective.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering(1)	Maximum Number of Shares being Offered	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering(2)
Neal King	475,000	475,000	0	0
Brad Harker	490,000	490,000	0	0
SNJ Capital Ltd.(3)	792,000	733,040	58,960	0.36
Praveen Varshney	600,000	600,000	0	0
Shelly Dunn	300,000	300,000	0	0
Manu Naran	100,152	33,050	67,102	0.41
Bryce Stephens	20,000	6,600	13,400	0.08
Hari Varshney	228,000	75,240	152,760	0.92
Randall Walrond	20,000	6,600	13,400	0.08
Charles Barstow	25,100	8,283	16,817	0.10
Myron MCCullough	25,100	8,283	16,817	0.10
Anthony Polegato	20,000	6,600	13,400	0.08
Naddine Bahadoorsingh	36,000	11,880	24,120	0.15
Imtiaz Razack	250,000	250,000	0	0
Jitendra Singh	575,000	548,200	26,800	0.16
FIC Investment Ltd (4)	80,000	26,400	53,600	0.32
Pharm Dhinjal	20,000	6,600	13,400	0.08
Harinder Jassal	20,000	6,600	13,400	0.08
Larry Payne	125,000	41,250	83,750	0.51
Richard Lau	60,000	19,800	40,200	0.24
Kevin Zwack	276,171	2,000	274,171	1.66
James McPhedran	278,179	5,000	273,179	1.65
Donna Byman	275,310	5,000	270,310	1.63
Maria Jorge	3,587	1,500	2,087	0.01
Joe Jorge	9,787	2,796	6,991	0.04
Derrek Enger	4,304	1,000	3,304	0.02
Marilyn Olmstead	5,739	1,000	4,739	0.03
Shannon Nell	2,582	2,582	0	0
Johan Nell	1,722	1,722	0	0
Sarah Nachtigal	4,590	1,000	3,590	0.02
Henry Nachtigal	2,582	2,582	0	0
Dough Nachtigal	1,435	1,435	0	0
Laurence Ray	20,000	2,000	18,000	0.11
Larry O’Keefe	10,500	1,500	9,000	0.05

	115,000	5,000	110,000	0.66
Jagjeet Manhas	20,000	2,000	18,000	0.11
Michael Feduk	10,000	1,000	9,000	0.05
Ben Hubert	25,000	2,500	22,500	0.14
Julius Farkus	25,000	2,500	22,500	0.14
Roy Nachtigall	1,435	1,435	0	0
Shane Wright	1,435	1,435	0	0
Nelia De Castro	1,435	1,435	0	0
Sandy Jorge	1,578	1,578	0	0
TOTAL	5,358,723	3,703,426	1,655,297	9.99

(1)

Includes all shares that may be acquired pursuant to exercise or conversion of rights, options, warrants or other securities convertible or exerciseable to acquire common shares of Surge.

(2)

Based on the total issued and outstanding shares as at September 30, 2003 of 16,561,352 shares.

(3)

A company controlled by Sokhie Puar.

(4)

An investment company controlled by Mike Lathigee.

BUSINESS

Overview

Copper wire technology is a key component of the telecommunications industry and is universally used in connecting telecommunications networks to end-users. Every building and household in North America using copper wire telephone line has a primary electrical surge protection device inserted between the outside telephone line and the inside connection to each phone, fax or computer. We design, manufacture, and sell several product lines of electrical surge protection devices for use by the telecommunications industry.  These electrical surge protection devices are called Building Entrance Terminals or BET’s.  Our product lines of BET devices provide surge protection options ranging from protection for a single residential telephone line to protection of in excess of 100 telephone lines for commercial installations.  We also manufacture surge protection products that are customized to suite  specific requirements of our customers.

Corporate History

Our parent company, Surge Technologies Corp. was incorporated on January 31, 2000 under the laws of the State of Nevada under the name Boundless Vision Incorporated.  The proposed business plan of Boundless was to prognosticate trends, including business and economic trends, business cycles, demographics and related areas, however this business plan was not developed or promoted, and no operations were undertaken in connection with this business plan. Prior to the acquisition of Surge Technologies Inc., Boundless had no revenues, and conducted no significant business operations. In connection with the acquisition of Surge Technologies Inc., we changed our name to Surge Technologies Corp. effective November 21, 2002.

Prior to the acquisition of Surge Technologies Inc., Boundless may have constituted a blank check company under applicable United States securities laws and regulatory interpretations of such laws.  A blank check company is defined as a development stage company with no specific business plan or purpose, or whose business plan is to engage in a merger or acquisition with an unidentified company or other entity.  The SEC considers that unless contrary evidence exists, where a blank check company issues stock to its promoters or affiliates, those promoters or affiliates, as well as their transferees, are underwriters of the securities issued.  In such a case, the securities can only be resold by the underwriter through an effective registration statement prepared and filed in accordance with the Securities Act.

The SEC has indicated that in their view Boundless was a blank check company as defined pursuant to rules made under the Securities Act and regulatory interpretations of those rules.  To the extent that the former shareholders of Boundless may be considered underwriters by the Securities and Exchange Commission, the offer and sale of the Boundless shares by them may have violated securities laws.  No registration statement was filed in connection with the offer and sale of these shares by the former shareholders of Boundless.  If securities laws were violated, a purchaser of the shares could bring an action against the underwriter for repurchase of the shares within the time specified under applicable law.   Under federal law, an action for repurchase must be brought within one year of the sale of the shares in violation of the registration provisions, but in no event more than three years after the shares were offered to the purchasers.  In addition, any resale of the Boundless shares by a current holder who is a statutory underwriter, must be made through an effective registration statement.  We have not, however, concluded that the offer and sale by the former shareholders of Boundless has violated these securities laws.

The SEC has also indicated that in their view the initial shareholders of Boundless, namely Jaak Olesk, Morena Rodriguez and Lilian Cruz, have participated in the formation of, or held interests in, a number of companies required to file reports with the Commission that may have constituted blank check companies.

Our present business operations commenced in December of 1998, and are conducted primarily through our wholly owned subsidiary Surge Technologies Inc. Our Surge Technologies subsidiary,  was formed under the laws of Alberta, Canada, on March 31, 2001 as the result of the purchase of Surge Alberta by Barmac & Associates Inc. The resulting company retained the name Barmac & Associates Inc.  The merger resulted in the integration of the pre-merger operations of Barmac and Surge Alberta, being respectively, the marketing of electrical surge protection products, and the manufacture of electrical surge protection products.  Both Barmac and Surge Alberta were incorporated in Alberta in December of 1998, at which time they commenced operations.  On June 13, 2002, Barmac changed its name to Surge Technologies Inc.

We acquired Surge Alberta pursuant to the terms of a share exchange agreement dated September 3, 2002 as amended by agreement dated November 7, 2002.  The share exchange agreement was entered into with Surge Alberta, Surge Acquisition Corporation which is our wholly owned Nevada subsidiary, and five shareholders of Surge Alberta holding collectively 73.9% of its issued and outstanding share capital.  The terms of the agreement provided that we would acquire from the shareholders of Surge Alberta 85% of their Class A common shares in exchange for 10,186,325 shares of our common stock, the remaining 15% of their Class A common shares in exchange for 825,930 shares of our common stock, 100% of their Class B common shares in exchange for 807,745 shares of our common stock, 100% of their Class E common shares in exchange for 180,000 shares of our common stock, collectively representing 100% of the issued and outstanding shares of Surge Alberta.

Prior to the acquisition of Surge Alberta there were no shareholders in common between Boundless and Surge Alberta.  In addition, no director of Boundless had a prior relationship with Surge Alberta.

We entered into an amendment to the share exchange agreement dated November 7, 2002.  Under the original agreement, Surge Alberta agreed to merge with our subsidiary, Surge Acquisition Corp., thereby forming one successor company to be organized under the laws of Nevada.  The amendment changed the nature of the acquisition to a share exchange under the corporate laws of the State of Nevada, whereby on closing of the transaction Surge Alberta would be a wholly owned subsidiary of Surge Acquisition Corp.

All shareholders of Surge Alberta delivered their shares pursuant to the voluntary share exchange, and on closing of the acquisition our wholly owned Nevada subsidiary, Surge Acquisition Corporation, acquired all of the issued and outstanding shares of Surge Alberta in exchange for the issuance of 12,000,000 shares of our common stock to the shareholders of Surge Alberta.  The following chart illustrates the resulting corporate structure.

The share exchange agreement further provided that on closing of the acquisition of Surge Alberta, three directors of Surge Alberta, namely Gordon McPhedran, Dale Olmstead and Harj Manhas, would be appointed to our board of directors.  The board of directors and officers of Surge Alberta remains unchanged as a result of the acquisition, and named below.  All directors and officers of Surge Alberta are residents of Alberta, Canada:

Gordon McPhedran

President, Chief Executive Officer and Director

Harj Manhas

Vice President Corporate Finance and Director

Thom Eggertson

Chief Financial Officer

Jack Barbier

Vice President of Engineering, and Director

Dale Olmstead

Vice President of Operations, and Director

As a result of the acquisition, the former shareholders of Surge Technologies Inc. collectively obtained a controlling interest in our parent company, Surge Technologies Corp. and a majority of our board of directors is comprised of directors of Surge Alberta.

Management of Surge Alberta believes that the acquisition and resulting U.S. parent company provides greater opportunities to expand the business of Surge into the U.S.  The acquisition also provided Boundless with an operating business.

Other than receiving shares in our capital stock pursuant to the voluntary share exchange, no party related to Surge Alberta received any compensation or realized any gain during the business combination. Other than any potential benefit to our existing shareholders prior to the acquisition, solely by reason of holding shares, no party related to us received any compensation or realized any gain during the business combination.  A finders fee was paid to Mr. Imtiaz Razack in the amount of 250,000 shares of our common stock and to Mr. Kennith Bray in the amount of 300,000 shares of our common stock.  Neither Messrs. Razack or Bray are registered as broker-dealers in the United States and neither are U.S. citizens or residents.  We believe that at the times both the acquisition and payment of the finder’s fee transactions were negotiated and consummated, Messrs. Razack and Bray were outside of the United States as were any persons or entities negotiating on the part of Surge.  Accordingly, Surge believes the transaction by Messrs. Razack and Bray was not subject to the broker-dealer registration requirements under U.S. federal securities laws.

Our parent company, Surge Technologies Corp. will assume and carry out various administrative and policy making functions respecting the operations of the operating subsidiary.  The administrative functions include ensuring regulatory compliance, instructing legal, tax and accounting professionals, accounting oversight and financial management of the company and its subsidiaries, and employee stock options.  The directors and management of the parent company also make strategic decisions as necessary to carry out our business plan.  Manufacturing and day to day sales activities are performed by the operating subsidiary.

From the date of incorporation to August 13, 2002, the President and Chairman of the Board of Boundless was Jaak Olesk.  From the date of incorporation to August 13, 2002, the Secretary and Treasurer of Boundless was Morena Rodriguez.

In June, 2002 the shareholders of Boundless Vision Incorporated, namely Jaak Olesk, Morena Rodriquez and Lilian Cruz sold their shares of common stock to the persons listed in the table below.  The shares represented 100% of the issued common stock of the company at the time of the transfer.

Neal King	475,000
Brad Harker	490,000
SNJ Capital Ltd.(1)	600,000
Praveen Varshney	600,000
Shelly Dunn	300,000
Jitendra Singh	535,000

(1)

SNJ Capital Ltd. is a company controlled by Sokhie Puar.

Jaak Olesk was the sole control person prior to the sale, holding 91.67% of the company’s issued and outstanding common stock.  Other than the current management there were no persons other than those listed above that have acted as officers of Boundless.

Surge Acquisition Corp. was incorporated for the purpose of merging with Surge Alberta in order to form a Nevada incorporated operating subsidiary.   As a result of the amendment to the share exchange agreement, Surge Acquisition Corp. instead will act as a holding company with its sole current assets being the shares of Surge Alberta.  The board of directors and officers of Surge Acquisition Corp. remains unchanged as a result of the acquisition and are named in the table below.  Both directors are residents of British Columbia, Canada:

Peter Sanders

President and Director

Bijay Singh

Secretary, Treasurer and Director

Industry Overview

The design and manufacture of electrical surge protection devices for telecommunications purposes is a niche sector of the telecommunications industry.   The demand for our products is related to technological change and overall growth within the telecommunications industry.

The typical telecommunication infrastructure within North America consists of a series of telephone line and fibre optic cable networks that rely on sophisticated switches and relays.  These switches and relays are sensitive to electrical surges that may flow through telephone lines.  Electrical surges are transient increases in voltage and current that can occur from a number of causes, including lightning strikes, current from a power line that has come into contact with a telecommunications cable, lightning strikes along or nearby a network cable, induction from other proximate electrical power wires, power faults, electrostatic discharge or other electrical hazards. Preventing these electrical surge hazards from harming people, damaging expensive equipment, and causing system downtime requires the installation of reliable surge protection products throughout the network.

Surge protectors are installed at various points on the network.  These points include at local telecommunications hubs through which network conduits are routed, point of entry between a network line and an end-user commercial building or residence, and localized protection within an end-user commercial building or residence.

We currently manufacture surge protection devices for point-of entry protection of commercial and residential telecommunications lines, as well as for localized or station protection within a building.  We are also currently developing new products for protection of telecommunications hubs.

Over the last two decades, micro-chip technology and other technologies have been developed that use the telecommunications networks.  These products are significantly more sensitive to fluctuations in voltage and current than the traditional telephone.  This has reinforced the need for both primary and secondary surge protection devices that are sensitive to smaller fluctuations in voltage and current than previously required to protect traditional analog equipment.  Primary surge protection devices typically provide surge protection at the point of entry into a building.  Secondary surge protection devices are typically used within a building often in close proximity to the equipment being protected.

Presently every building and household in North America connected to a telephone line has a surge protection device in place between outside telephone lines and inside connections to telephones or computers.  In a building, surge protection devices are installed at the point of emergence of telecommunications service cables typically through an exterior wall or floor.  Accordingly, these electrical surge protection devices are aptly termed Building Entrance Terminals or BET’s.  A BET has an input, output, a ground connection and one or more inputs for surge protection modules.  The capacity of any BET varies from a single telephone line to in excess of one hundred telephone lines.  The manufacture of BET’s has been largely standardized throughout the industry, however various manufacturers offer products with different features, quality and characteristics.

A BET does not provide surge protection on its own, but rather requires the insertion of a surge protection module for each telecommunications line to be protected.   A surge protection module is a self contained plug-in device that is commonly referred to as a 5 pin protector module.  Accordingly, a BET with a capacity of 50 lines may have up to 50 modules plugged in, or one for each line.  A 5 pin protection module has a current input, output and a connection to ground.  In the event of an overvoltage situation, the module contains some physical material, such as a gas or solid, that allows excess voltage to be redirected to ground, thereby maintaining a relatively constant current output to the end-user equipment.  The greater the sensitivity of the end-user equipment, the more sensitive the module must be to current fluctuations.  Modules used with BET’s are largely standardized throughout the industry.  The design and manufacture of 5 pin protector modules is complementary to the design and manufacture of BET’s, although a manufacturer of a BET may outsource the 5 pin protector modules.

Surge protection devices are typically designed to protect surges through traditional copper wire telephone lines.  Over the last 10 years, the significant increases in voice, data and internet traffic over telecommunications lines have resulted in higher capacity fibre optic cables replacing traditional copper wire cables.  Fibre optic cables are expensive to install and accordingly are used primarily for major network conduits.  However, copper wire cables continue to be predominantly used throughout North America to connect major network conduits to end users.  Stated otherwise, copper wire technology continues to be used for the “last mile” connections between networks and businesses and households.

The continued use of copper wire technology for last mile connections combined with the increased volumes of voice, data and internet traffic over modern telecommunications networks has resulted in integration of old technology and  new technology.   In order to integrate these technologies, research and development in the telecommunications industry has resulted in innovative software and hardware products being developed that can manage higher traffic volumes over the existing copper-wire infrastructure.  As a result, new technology applied to the existing copper-wire infrastructure has had the indirect effect of revitalizing copper wire communications, as well as generating a niche sector of the telecommunications industry for those suppliers that offer products that enhance the use of copper wire connections, including surge protection products.

Our Products

We design, manufacture and sell high quality electrical surge protection products.  Our products are used by telecommunications companies for primary surge protection for end-users connected to copper-wire telephone lines.  All our products are designed to protect end-user electronic equipment from temporary increases in voltage travelling through telecommunications lines.  As many of our products are based on standardized technology, our products can be integrated with similar products from other manufacturers.

The choice of an appropriate surge protection product is dependant on the number of telecommunications lines requiring protection as well as the sensitivity of the electronic equipment connected to the lines.  We have several product lines that provide a range of surge protection options based on the requirements of any particular telecommunications network and the number of telecommunication lines protected.  Our current product lines are Building Entrance Terminals (BET’s), 5 pin modules and station protectors.  These are described in more detail below.  We also manufacture customized surge protection equipment to suit specific customer requirements.

Our BET’s are available in a number of configurations based on type of input and output cables and wiring used in the network, number of telecommunications lines involved, and location of installation.  Configurations include terminals that protect as few as 6 lines, to as many as 100 lines per BET.  In the 100 line configuration BET’s can be connected in series to handle larger installations.  The Company has engineered a number of design and feature upgrades over BET’s offered by other manufacturers, that improve the overall application, strength and ease-of-install for the field technicians. We also manufacture surge protection products that are customized to suit a specific customers needs.   This typically involves customized configurations for our BET’s.

Our BET’s accommodate industry standard 5 pin protection modules, which are plugged into our BET’s in order to provide surge protection.  These protection modules are analogous to self-resetting fuses inserted into a fuse box.  Our 5 pin protection modules are offered in two formats, a gas tube module and a solid state module.  We manufacture the gas tube module in-house, and outsource the solid state module from Teccor Electronics Inc.  Products from Teccor are incorporated into our BET products, and are not sold separately.  Our 5 pin gas protection module provides fast reacting protection against voltage surges before they can cause damage to telecommunication networks and end-user equipment.  The gas tube provides protection against small fluctuations in voltage and current, and accordingly is suited to sensitive networks such as Digital Subscriber Lines (DSL).  The solid state protection module uses integrated semiconductor technology to provide similar protection.

We also produce station protector devices, which are an alternative form of surge protection device.  These devices are primarily located in telecommunications interface boxes that are placed between incoming and outgoing network communications.  Station protectors are used to protect smaller connections known as pair counts, such as household voice and data lines. A one pair count would include a single voice or data line.  Protectors may be designed to operate on short-duration over-voltage, long-duration over-voltage situations, or both.

We have recently brought into commercial production a patent pending multi-purpose grounding system that allows more flexibility for grounding and a higher level of protection.  This system also allows a reduction in the amount of cross talk between customer lines due to current cross-over, and provides a cost reduction in the manufacturing of the BET line of products.

The surge protection products manufactured in our facilities are covered by a six year warranty on product defects resulting from faulty workmanship or materials.

In addition to our manufactured or assembled products, we resell secondary surge protection products produced by Cylix Corporation in order to enhance the scope of our products.  Secondary protectors are used within an end-users building or premises, typically in close proximity to the equipment being protected, and provides additional of surge protection.  We are also a distributor of a surge protection device manufactured by Bournes Inc.  Revenues from resales of Cylix and Bournes products represents approximately 2% of our overall sales on an ongoing basis.

New Products

In order to take advantage of potential market opportunities, as well as to keep pace with changes in the telecommunications industry, we are continuously reviewing additional product offerings. We have two engineers allocated to research and development on a full-time basis. Other engineers in the company all work on product development on an as needed basis.  We recorded research and development expenses of  $22,947 for our financial year ended March 31, 2003, and $6,784 for our financial year ended March 31, 2002.  These amounts do not include salaries paid to staff working on research and development.  The areas of new product development we are in the process of designing are:

Central Office Unit (Foreign and North American models): The central office is considered as the first line of defence in the telecommunication circuit. The signal that enters a telephone unit originates at the central office of a telecommunications provider.  This requires a multi-pair block which provides over-voltage protection for that circuit.  This is an ongoing project that has been in the design stage for the last 6 months. We have completed construction of a rapid prototype. Upon final testing being successful, we anticipate that production should commence in January of 2004.

Customer Premise Unit:  Allows for quick and easy installation up to and including six lines where a “Building Entrance Terminal” is considered to be larger than what is required for the application. We are in the process of designing a multi-use customer premise unit, which may also have other applications such as metering or small monitoring equipment for power utilities as well as telecommunications. This product is currently at Underwriters Laboratory for evaluation. Results are expected by April 2004.. We expect to market this product by July 2004.

Two Pair Customer Premise Enclosure:  A small customer premise unit which contains up to two protection modules (station protector type for voice or data lines).  This is a small pair count unit geared towards off shore sales as most North American telephone companies utilize a fuller sized Network Interface Device to include up to 6 lines of service. The design stage of this project is complete and has been submitted for quotation to plastic injection moulding companies. We anticipate being able to market this product in early to mid 2004.

IDC Station Protector:  Insulation Displacement Connector which we are incorporating into our Station Protector is a quick connect system that does not require a tool  for connection. These protection devices are primarily located inside a Network Interface Device box and are mainly used to protect smaller pair counts such as household voice and data lines. This method will be the preferred choice for future installations as many systems operate on a higher voltage, previously the contacts on these types of devices were exposed, the IDC connection method will limit the exposure for the installation personnel.  This is a unit being developed to replace the standard 356 type station protectors.  While it’s main advantage is that it will provide a tool-less connection for ease of installation, it also provides additional safety for service personal who have to work on high-voltage systems.  We have solicited interest from regional telephone operating companies for this style of product and are working through an established distribution network to secure sales for this unit.  This unit is currently in the prototype stage and due to the complexity of design we anticipate a lengthy development period.  We would not anticipate bringing this product to market until early to mid 2004.

Hybrid Solid State-Gas Tube Protection Module:  Combination Solid State (fast reacting, time is actually measured in nano-seconds) and conventional gas tube, which is better known for high current carrying capabilities. The solid state portion of this device reacts to a transient voltage quicker than the conventional gas tube technology, however if the current  carrying capability of the solid state device is exceeded then the gas tube will take over and continue to shunt (to ground) the transient voltage.  This product is currently under development and is scheduled to be commercially available by early 2004.

Cable, DSL and Fibre Optic:  While our existing product line supports the copper wire infrastructure of the telecommunications industry, we are also planning and researching new products to provide protection for low voltage digital transmissions (DSL) as well as enclosure products for conversion of fibre optic to copper for last mile installation .  We believe these planned products will be of interest to our established customer groups and distributors, and represent areas of potential growth within our industry sector.  We are currently in the planning and researching stage, and no product prototypes have been developed.  We do not currently have a schedule in place for the development or release of this proposed product line.

Production

We manufacture our Building Entrance Terminals, 5 pin gas protection modules and station protectors at our production facility located in Calgary, Alberta.  We incorporate into some of our BET’s 5 pin solid state protection modules manufactured by Teccor Electronics Inc. a major electronics manufacturer.  These products are sold as a packaged product, and we do not sell the Teccor 5 pin module separately from our BET’s.

We also resell secondary protectors from Cylix Corporation, and surge protection devices produced by Bournes Inc. We incorporate gas discharge tubes manufactured by Bournes Inc. into our 5 pin gas protector modules. Our production and manufacturing is contained in a 10,000 square foot facility attached to our corporate offices.  Sales of products from Bournes Inc. and Cylix Corporation represents approximately 2% of total sales on an ongoing basis.

The Market and Marketing Plan

Our current market is primarily North America, however we are expanding our marketing and sales channels  internationally.  Every commercial and residential complex in North America where telephone services exist is protected by a primary electrical surge protection device.   We recognize three customer groups that we market our current product lines to, and that we expect to market any future products that we may offer.  These groups are summarized as follows:

  Local Exchange Carriers:  In Canada includes TELUS, Bell Canada and various other Telecoms.  The Canadian marketplace for the telecommunications industry accounts for approximately 10% of the total North American marketplace.  In the United States these carriers include Verizon, Quest, Bell South and other regional Bell Operation Companies which represent approximately 65%-70% of the access lines in the United States.

  Competitive Local Exchange Carriers:  Since deregulation of the telecom markets, a number of niche companies have entered the market with a combined market share of 30% to 35% of the U.S market, and a smaller percentage of the Canadian market.

  Distributors and Distribution Networks:  These are generally used to sell smaller product orders to Competitive Local Exchange Carrier’s and other contractors.

Distribution and Sales

The majority of our sales are as a result of direct marketing to the corporate customer.  These customers are  identified by our marketing department. In the case of a telephone company, products are submitted to the engineering department and upon approval, a request for proposal is provided to select vendors for response.  We estimate that 50% of our business is as a result of direct marketing.  The direct marketing approach has resulted in a supply contract with TELUS Communications Inc., a national telecommunications company in Canada that currently maintains approximately 5 million telephone access lines.  Currently sales of our products to TELUS represents approximately 70% of our over-all sales.  Our contract with TELUS is for the provision of BET’s and protector products through February 28, 2006, and may be renewed on a yearly basis for three years thereafter.  Pursuant to the terms of the contract sales are based on purchase orders delivered by TELUS based on their periodic requirements.  Anticipated sales are based on yearly price and supply forecasts by TELUS, however there is no minimum purchase obligation on the part of TELUS.  The contract is also non-exclusive.  Pricing of our product is fixed for a three year period, although we may request amended pricing after the initial contract year in circumstances where our production costs are higher.  Payment is received by us 30 days after delivery of the invoice to TELUS.  The contract was initially entered into in May of 2002, and amended in December of 2002  Prior to entering into this contract, we supplied our product to TELUS through Teccor Electronics Inc., which had a supply agreement with TELUS since April of 2000.

We also utilize U.S. and Canadian distributors of telecommunications products.  This is a more cost-effective method of distribution at the present-time, rather than creating, training and deploying a national and international sales force.  We currently have distribution relationships with a number of distributors, as well as a number of agency agreements with telecommunications manufacturers and wholesalers, in Canada and the United States.  Our current non-U.S. contract orders are mainly spot orders from distributors for use by competitive local exchange carriers and contractors.  These orders are received on a steady basis. Our primary U.S. based distributor is Teccor Electronics Inc. We have a distribution agreement with Teccor to distribute their 5 pin solid state modules exclusively in Canada and to use their 5 pin solid state module in our products. We do not have a distribution contract with Teccor for the sale of our products and orders are made by purchase order from Teccor on an as needed basis.

In conjunction with Teccor we have manufactured a series of products, incorporating their 5 pin solid state module, exclusively for distribution to U.S. customers. We currently do not have a direct contract with any U.S. local exchange carriers, however we indirectly supply manufactured products to the U.S. local exchange carrier market through our distribution channels.  Due to provisions in our confidentiality agreement with our primary distributor, in most cases the names of the purchasers are not disclosed to us. Sales of our product by Teccor represents approximately 10% of our overall sales.   With our relationship with Teccor, we were able to renew our contract with TELUS for the supply of BET’s and our protection modules for an additional three years.  Teccor is the supplier of the solid state 5 pin protection modules used in some of our BET’s sold to TELUS which is a critical component of some the BET’s ordered by TELUS.  Our contract with TELUS represents sales of approximately CDN$2,300,000 per year over three years, or 60% of our total sales.

We also have a standard general distribution agreement with Congress Communications Inc., a U.S. distributor of our products.  Sales through Congress represent approximately 10% of our overall sales.

Approximately 70% of our sales are made to Canadian and 30% to U.S. customers.  We are expanding our marketing into foreign markets, however we currently do not have any significant purchase orders.

Advertising

Our major forms of advertising are product brochures and the corporate website.  Our marketing plan places most of its emphasis on developing brand recognition by targeting supply agreements with large telecom companies and distributors.  Our U.S. distributors also use industry magazines to advertise and promote our products.

Trade Shows

We currently attend three industry specific trade shows per year. This number may decrease in the following fiscal year. We have experienced that the marginal dollar benefit of trade show participation is less than other promotional media (print ad, direct mail, etc.). Therefore, we intend to be very selective in the trade shows we attend. Our focus will be distributor and dealer targeted shows rather than end user shows.

Pricing Strategy

Our production facility is in Canada which provides us with a competitive advantage due to the favourable exchange rate currently experienced with the U.S. dollar.  The current exchange rates permits us to manufacture our products at lower cost than the majority of our U.S. counterparts.  The North American Free Trade Agreement has removed tariffs on cross border sales for many Canadian manufactured goods.

Competition

Sales of our product are made through distributors and competitive bidding directly to telecommunications companies.  The competitive bid process for surge protection equipment in the telecommunications industry is comparable to the process in the construction industry, where similar products and services can be supplied by a number of suppliers.  In the telecommunications industry, a company must establish itself as a qualified supplier to the potential customer.  This requires meeting or exceeding product engineering specifications established by the customer, as well as obtaining product standards approvals such as Underwriters Laboratory and or Canadian Standards Association.  Upon receiving the necessary approvals and meeting customer criteria the supplier submits a bid to a potential customer.

As there are a number of qualified suppliers that manufacture products that are generic in form and function, price, quality of product and effective ability to deliver product are the principal competitive factors.  For example, we believe our status as qualified supplier with TELUS Communications Inc. in Canada is due to our price competitiveness, design capabilities, and shorter than industry standard lead times.  The same evaluative criteria are used by most local exchange carriers, however the success of a bid may be limited by the design and manufacture of products were they may not meet the specific application requirements of any one carrier.

Relative to our competitors, our pricing, product quality and service levels provide us with a competitive advantage.  We are able to maintain a competitive pricing strategy as a result of several factors.  These factors include   our ability to operate on a low-overhead basis, the cost efficiencies realized by use of our patent pending in-house telecommunications equipment grounding system, and our exclusive distributorship in Canada of Teccor’s patented 5 pin solid state protector module.  Our competitive advantage in the U.S. market combines our above-mentioned attributes with a favorable exchange rate between the Canadian dollar and the U.S. dollar.   Our marketing in the U.S. is primarily conducted through our U.S. distribution channel. and our service and reliability we believe our ability to compete is due primarily to our pricing and service.

We believe that we have established ourselves as constantly and continuously meeting and exceeding the delivery, quality, and service performance criteria specified.  We rely on our ability to quickly research, design, test, obtain approvals, manufacture and sell into a product market.  Our products are positioned in the market as robust and high quality products in relation to lower quality and cheaper products by foreign manufacturers.   In markets where the penetration costs are too great and would be a drain on the current resources, our business plan is to act as supplier for some telecommunications companies that could otherwise be considered competitors.  Our belief that our product quality and service level provides us with a competitive advantage is supported by our ability to secure a supply contract with TELUS, a major Canadian telecommunications company.  Our relationship with TELUS began in early 2000 as authorized representative for Teccor, and resulted in a supply agreement with us directly in 2002.

As noted above, a key element to our competitive advantage is our ability to price competitively.  Several factors contribute to our competitive pricing, including a favorable exchange rate between the United States and Canada.

There are several competitors within this niche sector.  Competitors make similar products with similar uses and capabilities which are typically based on industry wide standards.  Surge does however use proprietary technologies for the design of its products. We believe we have a competitive advantage over some of our larger competitors due to the ability to quickly research, design, test, obtain UL approvals, manufacture and sell into a product market. We believe the large integrated multi-national competitors cannot react quickly or deliver smaller custom orders.

Description Of Property

Property

Our executive office and manufacturing facility is located in Calgary, Alberta, where we currently lease 16,000 square feet. We lease this space under an industry standard operating lease with a term expiring June 30, 2007 renewable at the option of Surge Technologies Inc. Current monthly lease obligations are $5,714. All parties to the lease are unrelated. We believe that our current facilities are adequate and are suitable for our current use, and that suitable additional facilities will be available, when needed, upon commercially reasonable terms. Our facilities are adequately insured against perils in a manner consistent with industry practice.

Intellectual Property

We will rely on a combination of patent laws trade secret laws, non-disclosure and other contractual agreements, and technical measures to protect the confidential information, know-how, and proprietary rights relating to our electrical surge protection products and other surge products.  We have contractual rights with respect to registered North American trademarks and Trade names including the following: our Surge logo, Surge Technologies Inc., SurgeTech and Barmac. We have registered the following active Internet domain name www.surgetech.com.

We have filed the following patent application:  U.S. Patent Application Number 09/690,165, owned by Surge Technologies Inc. and filed October 16, 2000 covering “Apparatus for Providing a Ground to Telecommunications Equipment”.  We are also in the process of finalizing draft patents to be filed in Canada and the U.S. on the following:  Stations Protector (standard) device; Stations Protector (IDC) device; Category 5 designs and Interlocking  IDC Block.

Our standard employment agreements and license agreements contain provisions that protect the confidentiality of our proprietary property.  All our employees and sales agents are required to sign these agreements prior to their employment or engagement.

To date we have not received notification that our services or products infringe the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. We cannot be certain that others will not develop substantially equivalent or superseding proprietary technology, or that equivalent services will not be marketed in competition with our services, thereby substantially reducing the value of our proprietary rights. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees or any license agreements will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

Government Regulation

All Surge products are approved for Underwriters Listing (UL) and Canadian Underwriters Listing (CUL) where required by law.  We are also currently in the process of having our equipment approved by Rural Utilities Service  (RUS).

Employees

Surge Technologies Inc. employs 13 full staff and 3 part-time staff at its manufacturing facility in Calgary, Alberta.

Legal Proceedings

To the best of our knowledge, there are no legal actions pending, threatened, or contemplated against us.

Additional Information

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy statements and other information on which we file electronically with the SEC. The SEC's website is located at http://www.sec.gov

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, omits certain of the information set forth in the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed as a part thereof. Statements contained in this prospectus as to the content of any contract or other documents referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference. The registration statement and exhibits can be inspected and copied at the public reference section at the SEC's Public Reference Room in Washington D.C. noted above. The registration statement and exhibits can also be reviewed on the SEC's Internet site at http://www.sec.gov

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period ended March 31, 2003, and our un-audited financial statements and notes thereto for the three month period ended June 30, 2003 and other financial information appearing elsewhere in this prospectus.

Overview

The substantive operations of our business are conducted by our subsidiary, while the parent company provides certain administrative and strategic decision making functions. Our wholly owned subsidiary Surge Technologies Inc., incorporated in 1998, designs manufactures and sells a number of generic and custom application electrical surge protection devices.  Our current product line consists of a variety of configurations of Building Entrance Terminals, two five pin surge protection modules, and a station surge protection device.   Our products are sold to telecommunications companies throughout North America.  For the fiscal year ended March 31, 2003, approximately 27% of our sales were to U.S. customers, and 73% to Canadian customers.  We are also developing new products in order to expand our product lines and to keep pace with changes in telecommunications technology.

Results of Operations

For the three month period ended June 30, 2003 as compared to June 30, 2002

Revenues for the three month period ended June 30, 2003 were $385,644, a decrease of 7.2% as compared to revenues of $415,371 for the three month period ended June 30, 2002. The decrease in the revenue for the quarter was partially due to current clients ordering less product and the general downturn in the telecom sector.

The cost of goods sold as a percentage of sales was 76.2% for the three month period ended June 30, 2003, as compared to 89.6% for the three month period ended June 30, 2002. The improvement in margins was due to changing the product mix, using multiple vendors and expansion into the United States market. The input costs were better managed during the quarter that resulted in increased margins.  We have also focused on selling higher margin products to increase profits.

Gross profit for the three month period ended June 30, 2003 was $91,944 an increase of 111.8%, as compared to the gross profit of $43,417 for the three month period ended June 30, 2002. The increase was due to changing the product mix, using multiple vendors, expansion into the United States market and better managing the input costs.

Selling, general and administrative expenses were $204,984 for the three month period ended June 30, 2003 an increase of 49.2% as compared to $137,399 for the three month period ended June 30, 2002. As a percentage of revenues, selling, general and administrative cost were 53.2% for the three month period ended June 30, 2003, as compared to 33% for the same period in 2002. The increase in cost was largely due to increase in rent and consulting costs associated with the company filing its registration statement on Form SB-2.

Interest expense increased by 183.2% from $3,924 for the three month period ending June 30, 2002 to $11,116 incurred for the three month period ending June 30, 2003. The increase was due to interest paid on shareholder loans.

Research and development cost were $5,244 during the three month period ended June 30, 2003. This is a decrease of 19.5% compared to research and development costs of $6,514 for the three month period ended June 30, 2003.

Net income for the three month period ended June 30, 2003 was a loss of $112,799 as compared to the same period in the previous year of $93,982.

For the year ended March 31, 2003 as compared to March 31, 2002

Revenues for the year ended March 31, 2003 were $1,569,701 approximately a 2% decline from the corresponding year ended March 31, 2002 of revenues of $1,602,441.

The cost of goods sold as a percentage of sales was 84.9% for the period ended March 31, 2003, approximately the same, when compared to the year ended March 31, 2001 when the percentage was 84%.

Gross profit for the year ended March 31, 2003 decreased by 7.3% to $237,626 from $256,306 for the year ended March 31, 2002.  This decrease was the result of a combination of a decrease in sales, an increase in cost of sales and a lower profit margin in Canadian customers to the customer sales mix.

Operating, general and administrative expenses increased to $795,807 for the year ended March 31, 2003 from $552,909 for the year ended March 31, 2002 representing a 43.9% increase year over year.  This increase resulted from a one time consulting fee of $81,000 associated with the acquisition of Surge Technologies Corp. and costs associated with filing of our registration statement on Form SB-2.

During the year ended March 31, 2003, the Company issued 654,000 common shares of the Company for consulting services valued at $81,000. A total of 550,000 of these shares valued at $55,000 were issued to two individuals, 250,000 common shares to Mr. Imtiaz Razack and 300,000 common shares to Mr. Kennith Bray, as a finder’s fee in conjunction with the business combination of Surge Technologies Corp. and Surge Technologies Inc. A total of 104,000 common shares valued at $26,000 were issued to SNJ Capital Ltd., in lieu of cash payment, as a consulting fee for providing consulting services in the area of corporate governance, coordinating the registration process, administration services relating to our corporate finance activities and coordinating the development of our corporate website.

For the year ended March 31, 2003 we had a working capital deficit of $233,115 and a shareholders deficiency of $376,681 as compared to the previous year ended March 31, 2002 of a working capital deficiency of $193,773 and a shareholders deficiency of $306,856.

For the year ended March 31, 2003 we had a net income loss of $431,881 as compared to the previous year ended March 31, 2002 of a net income loss of $296,603. The loss for the year 2003 included a one-time expensing of $81,000 associated with the reorganization of the Company.

Liquidity and Capital Resources

We do not have an operating line of credit or a term loan from a financial institution consequently bank indebtedness at June 30, 2003 and June 30, 2002 is $Nil.  We did have monies on deposit of $2,312 on June 30, 2003 and $3,398 on June 30, 2002.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  We incurred a loss of $112,799 for the three month period ended June 30, 2003 and had a working capital deficit of $278,356 at June 30, 2003, which produced a current ratio of 0.53 to 1.0.

Investing activities mainly consisted of the acquisition of property and equipment. For the three month period ended June 30, 2003 we invested $15,820 in property and equipment.  For the same period ended June 30, 2002 we invested $23,775 in property and equipment.

We have provided a loan to a third party in the amount of $10,000 in anticipation of the establishment of a joint venture with the third party.  The loan bears interest at 10% per annum, is unsecured and due on demand.  The joint venture will be for the purposes of purchasing and re-selling surplus telecommunications and related equipment in the North American marketplace.  The joint venture has not yet been created. We are in the development stage of the joint venture, but management has reviewed the value of this loan for impairment as at June 30, 2003 and determined the fair value to be $10,250.  Currently we are negotiating for the supply of equipment from different sources in the Telecom industry for re-sale.  We anticipate the joint venture to be finalized within the next six months.

We have funded business operations from product sales, loans from shareholders and related parties and working capital. For the period ended June 30, 2003 we received CAD$75,000 and USD$60,000 by way of loans from shareholders and related parties.  The loans carry a term of one year and accrue interest at 10% annually.

Our Corporate plans for the next twelve months is to increase sales in Canada though our existing customer base by providing a wider selection of products.  Our mandate is also to increase sales volumes in the United States by having a corporate presence there and increasing our distributor base. We intend to pursue new tenders both in Canada and the United States and start Internet online sales through our corporate website.

We will also pursue new distribution channels for our products, increase research and development of new product lines, increase sales and marketing effort and produce our own moulds for certain components. This will be funded by internal cash flows and equity offerings.

Based on our monthly cash requirements in 2002 and 2003, we anticipate that our monthly cash requirement to maintain the current level of operations will be approximately $50,000.  This amount may vary significantly from month to month depending on our product orders.  Based on this monthly cash requirement, we will require an additional $20,000 per month for us to partially maintain and to expand our current level of operations. Without these additional funds we can maintain our current operations for approximately four to six months. To date additional funds have been secured through equity financings and shareholder loans. If the company is unable to secure additional funds management will need to curtail operations, liquidate assets, seek funding at less favourable term and/or pursue other remedial measures.

Without additional funds we can maintain our current level of operations for approximately four to six months using our current inventories and accounts receivable. The expected growth of the business will have to be funded by additional equity to support the higher inventory and accounts receivable levels.  There can be no assurance additional financing will be available on acceptable terms, if at all.  If adequate funds are not available, we may be unable to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures.

Our business plan contemplates an additional $750,000 equity financing in order to carry out our growth strategy and to fund our ongoing cash requirements.  However, we believe we can maintain our operations at a reduced level without financing for the next twelve months by putting our growth strategy on hold and by cutting expenses in the area of research and development, outsourcing manufacturing of certain components, reducing staff and reducing inventory expense. This would jeopardize future sales and shareholder value.  If we are successful in securing $750,000 in equity financing we will use the proceed as follows:

Sales and Marketing

$100,000

Research and Development

$150,000

Moulds

$200,000

Tooling

$  50,000

Inventory

$  50,000

Working Capital

$200,000

Total:                                       $750,000

If we are not successful at raising this amount, we will have to reduce expenses associated with all operations in order to avoid continued losses. The ability to raise the financing is subject to market conditions, which currently do not favour investments in the telecom sector. A reduction in expenses would jeopardize our ability to carry out our new business strategy and consequently reduce or eliminate future growth, which would adversely affect the value of an investment in our company.

To date we have not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk.  We plan to invest any excess cash in investment grade interest bearing securities.

Our material commitments as at June 30, 2003 are a supply agreement with a major national Canadian telecommunications provider, our lease for our building premises and management contracts with senior employees.  The annual base rent payment for the next 12 months is $68,659. This includes the basic rent payments, production and warehouse premises.

The Company has entered into four separate contracts with various senior employees each providing for an annual salary of $40,876 for two year terms ending March 31, 2004.

The Company has entered into an employment contract with a senior employee providing for an annual salary of $36,449 for two year term ending March 31, 2004.

The Company is committed to a minimum annual payment under lease agreement for a computer software purchase completed in May of 2003 in the amount of $3,697.

There are no known trends or uncertainties that will have a material impact on revenue.

Critical  Accounting  Policies

Our critical accounting policies include the following:

Impairment  of  Long-Lived  Assets

We make periodic reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Under Statement  of  Financial Accounting Standard ("SFAS") No. 121, an impairment loss would be recognized when estimates of undiscounted  future  cash flows expected to result from the use of an asset and its  eventual disposition are less than its carrying amount.  An impairment loss would be measured as the difference between the carrying amount of the asset and its fair value.  No such impairment losses have been identified by us for the three month period ended June 30, 2003 and for the years ended March 31, 2003 and 2002.

Revenue  Recognition

Revenue from the sale of our electrical surge devices is recognized when product is sold, title passes to the purchaser and cost thereof is removed from inventory.  Revenues that have been prepaid or invoiced but do not yet qualify for recognition under our policies are reflected as deferred revenues.

Inventory

Inventory of raw materials and supplies are valued at the lower of actual cost and replacement cost. Inventory of work in process and finished goods are valued at the lower of cost and net realizable value.

Contractual Cash Obligations

We have entered into agreements for the lease of office premises as at March 31, 2003. As at March 31, 2003, contractual cash obligations (lease and premises) for the years ending after March 31, 2003 are as follows:

2004

$62,346

2005

$65,088

2006

$69,883

2007

   $73,308

2008

   $18,498

The above includes the basic rent payments for new lease agreement of office, production and warehouse premises entered into by us, commencing July 1, 2002 and ending June 30, 2007.

Recent Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.  SFAS No. 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination and SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets.  These standards require all future business combinations to be accounted for using the purchase method of accounting.  Goodwill will no longer be amortized but instead will be subject to impairment tests at least annually.  We are required to adopt SFAS No. 141 and 142 on a prospective basis as of September 30, 2002; however, certain provisions of these new standards may also apply to any acquisitions concluded subsequent to September 30, 2002.  The adoption of SFAS No.141 and SFAS No.142 did not have a material impact on our financial position, results of operations and cash flows in 2002.

In August 2001, FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.  Although retaining many of the fundamental recognition and measurement provisions of SFAS No. 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale.  The statement also supersedes certain provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period(s) in which the losses are incurred rather than as of the measurement date, as presently required.  As required by SFAS No. 144, we will adopt this new statement on April 1, 2003.  We are currently evaluating this statement but do not expect that it will have a material impact on its financial position, results of operations or cash flows.

In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other things, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and the amendment to SFAS No. 4, SFAS No. 64, and Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.  Through this rescission, SFAS No. 145 eliminates the requirement (in both SFAS No. 4 and SFAS No. 64) that gains and losses from the extinguishments of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect.  Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. We do not expect SFAS No. 145 to have a material impact on our results of operations or its financial position.

In June 2002, the FASB issued SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities.  SFAS No. 146 requires that the liability for a cost associated with an exit or disposal activity be recognized at its fair value when the liability is incurred.  Under previous guidance, a liability for certain exit costs was recognized at the date that management committed to an exit plan, which was generally before the actual liability has been incurred.  As SFAS No. 146 is effective only for exit or disposal activities initiated after December 31, 2002, we do not expect the adoption of this statement to have a material impact on our financial statements.

MANAGEMENT

Directors and Executive Officers

Our Board of Directors and executive officers and their respective ages as of June 30, 2003 are set forth in the table below. Each of the directors of Surge Technologies Corp. will serve until the next annual meeting of shareholders or until his successor is elected and qualified.  We have also identified the directors and key officers of our operating subsidiary, Surge Technologies Inc.

Name and Position	Company in which Position(s) held	Address	Age
Gordon McPhedran President, Chief Executive Officer Director	Surge Technologies Inc. Surge Technologies Corp.	Redwood Meadows, Alberta Canada	48
Harj Manhas Vice President Corporate Finance Director	Surge Technologies Inc. Surge Technologies Corp.	Calgary, Alberta Canada	35
Thom Eggertson Chief Financial Officer	Surge Technologies Corp. Surge Technologies Inc.	Calgary, Alberta Canada	49
Dale Olmstead Vice President Operations (Surge Technologies Inc. only), Director	Surge Technologies Inc. Surge Technologies Corp.	Carbon, Alberta Canada	41
Peter Sanders Director	Surge Technologies Corp. Surge Acquisition Corp.	Langley, British Columbia Canada	34
Jack Barbier Vice President Engineering Director	Surge Technologies Inc.	Calgary, Alberta Canada	48
Bijay Singh Secretary Director	Surge Technologies Corp. Surge Acquisition Corp.	Surrey, British Columbia Canada	29

Each of our officers and the officers of our subsidiary, Surge Technologies Inc,, allocates their time to our business on a full-time basis, with the exception of our Chief Financial Officer and corporate Secretary who allocate a minimum of 20% of their time each to our business on an as required basis.  Harj Manhas, our Vice President of Finance and Director, allocates less than 5% of his time as Vice President and Director of Secura Investments Inc., an investment company that provides capital for start-up stage businesses.

Business Experience

The following is a brief description of the business experience of each director and executive officer and the key personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Gordon McPhedran – is the President, Chief Executive Officer and director of Surge Technologies Corp. He has served as an officer and director of Surge Technologies Corp. since September 24, 2002.  He also serves as President, Chief Executive Officer and a director of our subsidiary, Surge Technologies Inc., and has held these offices since March 31, 2001.  From December 3, 1998 to March 31, 2001 he was President, Chief Executive Officer and Director of Barmac & Associates Inc., the predecessor to Surge Technologies Inc.  From 1985 to 1998 he was a founder and Vice President Sales and Marketing for Circa Enterprises Inc. a telecom network protection device manufacturing company.

Harj Manhas - is Vice President of Corporate Finance and director of Surge Technologies Corp. He has served as an officer and director of Surge Technologies Corp. since September 24, 2002.  He also serves as Vice President of Corporate Finance and a director of our subsidiary, Surge Technologies Inc., and has held these offices since December of 1998.  Harj was Vice President and Director of Secura Investments Inc.,  an investment company that provides capital for start-up stage businesses, from April 1997 to present.  Prior to this he was Vice President and Director of Advanced Vision Systems Inc. of Calgary, Alberta, a quality control and quality assurance software company.  He served in this capacity from 1996 to 1998. From 1995 to 1997 he was Vice President and Director of Imaging Dynamics Corporation of Calgary, Alberta.

Thom Eggertson – is the Chief Financial Officer of Surge Technologies Inc. and Surge Technologies Corp.  He has served in this capacity since January 1999. From 1993 to 1999 he was Vice president of Finance for WIC Television, which owned four popular television stations and related operations (subsequently acquired by Shaw Cable), located in Calgary Alberta. Prior to this from 1989 to 1993, he was Supervisor, Treasury Planning for Canadian Utilities Limited, a distributor of Natural Gas and electrical power.

Dale Olmstead – is a Director of Surge Technologies Corp.  He has served as a director of Surge Technologies Corp. since September 24, 2002 for Surge Technologies Inc., and since September 24, 2002 for Surge Technologies Corp.  He also serves as Vice President of Operations and director of our subsidiary, Surge Technologies Inc., since December 3, 1998. From 1987 to 1998 he was a Purchasing Manager/Production Facility Manager for Circa Enterprises Inc. of Calgary Alberta, a company that provides and manufactures telecommunication network protection devices for various telecommunication companies.

Peter Sanders – is a director of both Surge Technologies Corp and Surge Acquisition Corp.  He has served as director of both companies since August 2002.  From 1990 to 1997 Peter worked in the automotive sector in the area of marketing, leasing and sales for a large automotive dealer, Signature Lincoln Mercury. In 1997 he changed his focus to the public markets in the area of corporate finance. After providing corporate finance services to several public companies he started his own consulting firm, Volsan Business Consulting Inc., in January 2000.  From January 2000 to present he has worked with public companies, Smartsources.com, MyCityMarkets.com and Capital Alliance Group, providing services in corporate finance, public relations and investor relations. These services included working with management in securing funding, organizing shareholder presentations, broker presentations, road shows and communicating with shareholders.

Jack Barbier – is a director and Vice President of Engineering of our subsidiary, Surge Technologies Inc., where he has served since March 31, 2001.   From 1998 to 2001 he held the same offices in Barmac & Associates Inc., a predecessor to our subsidiary.  From 1985 to 1998 he was a founder of and responsible for engineering and technical support for Circa Enterprises Inc. of Calgary, Alberta, a telecom network protection device manufacturer.

Bijay Singh – is a director of both Surge Technologies Corp and Surge Acquisition Corp.  He has served as corporate secretary and a director of both companies since August 13, 2002.  From June of 2001 to present he has served as a consultant for a private investment banking company SNJ Capital Ltd. From 1999 to 2001 Bijay worked with the Gujral Group, a private investment banking group, as Manager of Business Development. In this capacity he  provided services in the area of corporate finance, product and business development, corporate negotiations/relations and co-ordinating public relations and investor relations. Prior to this he was a Certified Financial Planner for a period of five years with PFSL Investments Ltd, a mutual funds and life insurance dealer providing services in the area of money management, retirement savings plans, and life insurance plans for both individuals and groups. As a Certified Financial Planner he provided services in the areas of money management and budgeting, retirement planning and education savings planning.

Employment Contracts and Change in Control Agreements

Gordon McPhedran – President and Chief Executive Officer. On April 1, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Gordon McPhedran, pursuant to which Mr. McPhedran serves as our President and Chief Executive Officer.  The agreement provides for an annual salary of $60,000 in Canadian currency, and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors.  A reimbursement of reasonable out of pocket business expenses and travel related expenses.  The initial term for Mr. McPhedran’s agreement is for a two-year term after which it may be renewed at his option.

Dale Olmstead – Vice President of Operations of our subsidiary. On April 1, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Dale Olmstead, pursuant to which Mr. Olmstead serves as our Vice President of Operations.  The agreement provides for an annual salary of $60,000 in Canadian currency, and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors. A reimbursement of reasonable out of pocket business expenses and travel related expenses.  The initial term for Mr. Olmstead’s agreement is for a two-year term after which it may be renewed at his option.

Jack Barbier – Vice President of Engineering of our subsidiary.  On April 1st, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Jack Barbier, pursuant to which Mr. Barbier serves as our Vice President of Engineering. The agreement provides for an annual salary of $60,000 Canadian currency and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors. A reimbursement of reasonable out of pocket business expenses and travel related expenses.  The initial term for Mr. Barbier’s agreement is for a two-year term after which it may be renewed at his option.

Harj Manhas – Vice President of Corporate Finance. On April 1, 2002, our subsidiary, Surge Technologies Inc., entered into an employment agreement with Mr. Harj Manhas, pursuant to which Mr. Manhas serves as our Vice President of Corporate Finance.  The agreement provides for an annual salary of $60,000 Canadian currency and a bonus to be awarded at year the end of each fiscal year at the discretion of the Board of Directors.  A reimbursement of reasonable out of pocket business expenses and travel related expenses.  The initial term for Mr. Manhas’ agreement is for a two-year term after which it may be renewed at his option.

Involvement in Certain Legal Proceedings

In September of 1998, Mr. Harj Manhas, Vice President of Corporate Finance reached a settlement with the Alberta Securities Commission (ASC) respecting a breach of the Alberta Securities Act, which occurred between March 10, 1997 and April 15, 1997.  During that period, Real Market Networks Inc., RMN, retained Mr. Manhas, to provide corporate finance services in co-ordinating and advancing the company to go public by way of a stock exchange listed Blind Pool Company.  The settlement stated that Mr. Manhas, in soliciting and providing information to investors, traded in securities of RMN without being registered and where no exemptions were available, contrary to the Alberta Securities Act.  The settlement provided for a two month trading suspension and a $1,000 CDN penalty.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or earned for services rendered to us and to our subsidiary, Surge Technologies Inc., in all capacities during the last three fiscal years ended March 31 by our President and Chief Executive Officer (the "Named Officer"). No executive officer received total annual salary, bonus and other compensation in excess of $100,000 in those periods. No executive officer that would have otherwise been included in this table on the basis of salary and bonus earned has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year ended March 31	Salary(1)	Other	Stock Awards	Securities Underlying Options/SAR’s
Gordon McPhedran President & CEO	2001 2002 2003	$23,198 $26,017 $36,996	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Converted from Canadian dollars using exchange rates of $0.66 U.S. dollar per Canadian dollar for 2001, $0.67 for 2002 and $0.65 for 2003.

Option Grants in Last Fiscal Year

There were no options granted to the Named Officer during the fiscal year ended March 31, 2003.

Director Compensation

No compensation was paid to directors for services rendered as a director.

Limitation of Liability

Our bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us. We are also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of us.

Our Articles of Incorporation limit or eliminate the personal liability of officers directors for damages resulting from breaches of their fiduciary duty for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, knowing violation of the law, or the payment of dividends in violation of the Nevada Revised Statutes.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Surge pursuant to the foregoing provisions, or otherwise, Surge has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 30, 2003 by (a) each person known by us to be a beneficial owner of more than five percent (5%) of our issued and outstanding common stock; (b) each of our Directors; and (c) all our directors and officers as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Gordon McPhedran, President and Director 37 Redwood Meadow Drive Redwood Meadows, Alberta	2,059,754	12.4%
Jack Barbier, VP Engineering of Subsidiary 50, McKenzie Lake Manor Calgary, Alberta	2,057,829	12.4%
Dale Olmstead, Director and VP Operations of Subsidiary P.O. Box 509 Carbon, Alberta	2,061,273	12.5%
Harj Manhas (1), Director, VP Corp. Finance 120 Inglewood Cove SE Calgary, Alberta	1,574,862	9.5%
Secura Investments Inc.(2) #8, 2180 Pegasus Way NE Calgary, Alberta	2,906,301	17.6%
All officers and directors (4 persons)	7,753,718	46.8%

(1)

 Harj Manhas is also an officer and director of Secura Investments Inc. and has an 8.2% holding therein.

(2)

A company controlled by Walter Viveiros.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with management and others

Other than as noted below, we have not been party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

For the year ended March 31, 2003 we paid $191,919 to officers, consultants and shareholders for management and consulting services. The fees paid were as follows:

To officers of the Company for management services:

Gordon McPhedran – President and CEO

            $37,488.40

Jack Barbier – Vice President of Engineering

$37,488.40

Dale Olmstead

 - Vice President of Operations

$36,996.04

Harj Manhas – Vice President of Corporate Finance

$28,766.42

We also paid a consulting fee of $25,179.57 in cash and $26,000 in shares of our common stock in lieu of cash to SNJ Capital Ltd., for providing consulting services in the area of corporate governance, coordinating the registration process, administration services relating to our corporate finance activities and coordinating the development of our corporate website. SNJ Capital Ltd. is a company controlled by Mr. Sokhie Puar.

Secura Investments Inc., an investment company which holds over 5% of our issued and outstanding common stock, has a shareholder loan outstanding to our subsidiary with a balance as at March 31, 2003 of $100,788.  The loan bears interest at 10% per annum compounded annually, is unsecured and has no fixed terms of repayment.

Transactions with Promoters

Gordon McPhedran, Dale Olmstead and Jack Barbier founded Barmac & Associates Inc., the electronics marketing and sales predecessor to our present Surge Alberta subsidiary.   Secura Investments Inc. founded the manufacturing predecessor to our present subsidiary, the former Surge Technologies Inc. (“2001 Corp.”) and funded the initial implementation of our existing manufacturing business.  Harj Manhas and Walter Viveiros were the initial directors of 2001 Corp.  Barmac & Associates Inc. purchased 2001 Corp., subsequently to form one successor company, being our present wholly owned subsidiary Surge Technologies Inc.  The purchase of 2001 Corp. from Secura Investments Inc. by Barmac was done by way of share exchange, whereby the surviving entity was Barmac.  The purchase took effect on March 31, 2001, when Barmac acquired all the issued and outstanding shares of 2001 Corp. by issuing shares of Barmac valued at $79, and representing a 25% equity position in the surviving company.  The purchase price was determined by management of both 2001 Corp. and Barmac using the purchase method of accounting.   Accordingly, the assets and liabilities were recorded based upon their fair values at the date of the merger. The following table outlines values for the purchase.

Surge shares issued

$           79

Fair Value of 2001 Corp. assets and liabilities acquired:

Current assets

306,015

Property, plant and equipment

  69,160

Intangible assets

  70,083

Current liabilities

     (320,027)

Due to shareholders

(285,022)

Excess of purchase price over net assets,

being goodwill, expensed during the year end March 31, 2001

$  159,712

The excess of the purchase price over the fair value of the net tangible assets acquired was $159,712 and was treated as goodwill. Consistent with its accounting policy for intangible assets, management of the Company reviewed the value of goodwill for impairment at March 31, 2001 and determined that the fair value of goodwill was nil.  As such, the amount recorded as goodwill was expensed during the year.

The resulting board of the resulting subsidiary company accordingly can be considered to be promoters of the company.  Such promoters contributed expertise, industry know-how, marketing channels and working capital to fund the start up of initial operations.  Other than founders shares held by them such persons have not received any compensation or other thing of value directly or indirectly from us in their capacity as promoter.

Peter Sanders and Bijay Singh were directors of the parent company and Surge Acquisition Corp. at the time of the merger with Surge Technologies Inc.  In such capacity they could be considered promoters as they participated in the organization of the current business structure.  They did not receive and are not entitled to receive any compensation or other thing of value, directly or indirectly, from us solely in their capacity as promoters.  Peter Sanders and Bijay Singh advanced the amount of CAD$15,000 and USD$10,000, respectively, to us by way of loan.  Devendra Singh, an immediate family member of Bijay Singh also advanced CAD$15,000.  The loans were advanced in February and March of 2003 and are due in 12 months, with interest accruing at the rate of 10% per annum. We did not otherwise acquire any assets from them in their capacity as promoters.  Both Messrs. Sanders and Singh agreed to continue on our board of directors following the merger.

DESCRIPTION OF SECURITIES

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of Common Stock, having a par value of $0.001 per share.  No other classes of shares are authorized.

Common Stock

Each share of common stock has the same rights, privileges and preferences. Holders of the shares of common stock have no pre-emptive rights to acquire additional shares or other subscription rights. They have no conversion rights and are not subject to redemption provisions or future calls by us. As at September 30, 2003, there were 16,561,352 shares of common stock issued and outstanding held by 55 shareholders.

The holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of common stock are not entitled to cumulate their votes.

In the event of our liquidation, dissolution, or winding-up, either voluntarily or involuntarily, the holders of the outstanding shares of our common stock are entitled to receive a pro rata share of our net assets as are distributable after payment of all liabilities which may then be outstanding, subject to the preferences that may be applicable on any outstanding preferred stock if any.

Transfer Agent

Our transfer agent is Pacific Corporate Trust Company, 625 Howe Street, 10th Floor, Vancouver, BC, V6C 3B8. Telephone: 604-689-9853.

EXPERTS

The consolidated financial statements of Surge as at June 30, 2003 and for each of the years in the two year period ended March 31, 2003 have been included herein and in the registration statement, in reliance upon the report of James Stafford, Chartered Accountants, independent auditors, appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

Neither James Stafford, Chartered Accountants, independent auditors nor the law firm of Morton & Company was employed on a contingent basis in connection with the registration or offering of our common stock.

CHANGES IN CERTIFYING ACCOUNTANTS

On October 2, 2002 Surge changed its certifying accounts from Friedman, Minsk, Cole & Fastovsky, CPA’s to James Stafford, Chartered Accountants, Suite 300, 555 West Georgia Street, Vancouver, British Columbia.   Our wholly owned subsidiary, Surge Technologies Inc., previously used Woodward & Co., Chartered Accountants in connection with the preparation of its audited financial statements.  As a result of the consolidation operations between Surge and our subsidiary, James Stafford, Chartered Accountants has been engaged to audit the financial statements of Surge on a consolidated basis with our subsidiaries.

There were no adverse opinions, disclaimer of opinions, reservations or other qualifications or modifications in any of our auditor’s reports for the past two years.  There were no disagreements with former accountants.  The board of directors unanimously approved the use of James Stafford, Chartered Accountants.  The change of auditors was a result of the completion of the acquisition by Surge of our operating subsidiary, Surge Technologies Inc.

FINANCIAL STATEMENTS INDEX

                   Page

Comparative Financial Statements of Surge Technologies Corp. and Subsidiaries

 for the three month period ended June 30th, 2003, and 2002. (un-audited)

Balance Sheet

F-2

Statements of Operations and Deficits

F-3

Statements of Cash Flows

F-4

Statements in Changes of Shareholders’ Equity

F-5

Notes to Financial Statements

F-6

Comparative Financial Statements of Surge Technologies Corp. and Subsidiaries

 for the Years ended March 31, 2003 and 2002.

Auditors’ Report

F-17

Balance Sheet

F-18

Statements of Operations and Deficits

F-19

Statements of Cash Flows

F-20

Statements in Changes of Shareholders’ Equity

F-21

Notes to Financial Statements

F-22

Surge Technologies Corp. and Subsidiaries

First Quarter Interim Consolidated Financial Statements

For the three month periods ended June 30, 2003 and 2002 (unaudited prepared by management)

And the year ended March 31, 2003.

Surge Technologies Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Expressed in U.S. dollars)

	June 30, 2003	June 30, 2002	March 31, 2003
	$	$	$
Assets

Current
Cash and cash equivalents	2,312	3,398	16,781
Accounts receivable and prepayments (Note 4)	177,068	325,945	193,283
Inventory (Note 5)	133,849	243,588	144,257
	313,229	572,931	354,321

Loan receivable (Note 6)	10,250	-	10,000

Property, plant and equipment (Note 7)	119,834	109,317	110,380

Intangible asset (Note 8)	-	2,612	-

	443,313	684,860	474,701

Liabilities

Current
Accounts payable and other liabilities (Note 9)	591,585	805,080	587,436

Obligation under lease agreement (Note 10)	9,513	-	-

Due to related parties (Note 11)	378,978	256,672	263,946

	980,076	1,061,752	851,382

Stockholders’ equity

Capital stock (Note 12)
Authorized
25,000,000 of common shares with par value of $0.001
Issued and outstanding	16,561	10,282	16,561
June 30, 2003 – 16,561,352 common shares
June 30, 2002 – 10,281,963 common shares
March 31, 2003 – 16,561,352 common shares
Additional paid in capital	662,382	296,728	662,382
Equity adjustments from foreign currency translation	(82,615)	(10,065)	(35,332)
Excess of liabilities assumed over assets acquired, net (Note 3)	(8,556)	-	(8,556)
Deficit	(1,124,535)	(673,837)	(1,011,736)

	(536,763)	(376,892)	(376,681)

	443,313	684,860	474,701

Nature of Operations, Going Concern and Principles of Consolidation (Note 1)

Acquisition, Commitments and Economic Dependence and Credit Risk (Notes 3, 13 and 15)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Consolidated Statements of Operations and Deficit

(Unaudited)

(Expressed in U.S. dollars)

For the three month periods ended June 30

	2003	2002
	$	$

Revenue (Note 16)	385,644	415,371

Cost of sales	293,700	371,954

	91,944	43,417

Expenses
Amortization of intangible asset	-	364
Consulting and management – related parties (Note 11)	65,620	49,744
Depreciation of property, plant and equipment	6,366	6,448
General and administrative	21,564	13,456
Interest (Note 11)	11,116	3,924
Legal and accounting	14,024	5,711
Operating	19,971	14,363
Rent	27,427	9,023
Research and development	5,244	6,514
Wages and benefits	33,652	27,852

	204,984	137,399

Net loss for the period before other item

Other item
Interest income	241	-

Net loss for the period	(113,040)	(93,982)

Deficit, beginning of period	(1,011,736)	(579,855)

Deficit, end of period	(1,124,535)	(673,837)

Basic loss per share	(0.01)	(0.01)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(Expressed in U.S. dollars)

For the three month periods ended June 30

	2003	2002
	$	$
Cash flows from operating activities
Net loss for the period	(112,799)	(93,982)
Adjustments to reconcile loss to net cash used by operating activities
Depreciation of property, plant and equipment	6,366	6,448
Foreign exchange translation loss	(47,283)	(16,248)
Amortization of intangible asset	-	364

	(153,716)	(103,418)

Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	5,388	(24,524)
(Increase) decrease in inventory	10,408	(40,970)
(Increase) decrease in prepaid expenses	10,827	(3,996)
Increase (decrease) in accounts payable and other liabilities	572	106,196

	(126,521)	(66,712)

Cash flows from investing activities
Purchase of property, plant and equipment	(15,820)	(23,775)
(Increase) decrease in loan receivable	(250)	-

	(16,070)	(23,775)

Cash flows from financing activities
Increase (decrease) in amounts due to related parties	115,032	48,623
Increase (decrease) in loans	(120)	3,975
Increase (decrease) in obligation under lease agreement	13,210	-
Issue of share capital for cash	-	40,194

	128,122	92,792

Increase (decrease) in cash and cash equivalents	(14,469)	2,305
	(31,972)
Cash and cash equivalents, beginning of period	16,781	1,093

Cash and cash equivalents, end of period	2,312	3,398

Supplemental Disclosures with Respect to Cash Flows and Non-Cash Investing and Financing Activities (Note 17)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

(Expressed in U.S. dollars)

				Accumulated		Excess of
				foreign		liabilities
	Number			currency		assumed
	of shares	Par value	Paid in	translation	Accumulated	over assets	Stockholders’
	issued	amount	capital	adjustments	deficit	acquired	equity
		$	$	$	$	$	$

Balance at April 1, 2002	9,002,435	9,002	257,814	6,183	(579,855)	-	(306,856)
Shares issued for cash	2,052,919	2,053	263,494	-	-	-	265,547
Shares issued for debt (Note 17)	1,622,886	1,623	53,215	-	-	-	54,838
Shares issued for services (Note 17)	654,000	654	80,346	-	-	-	81,000
Shares issued for equipment (Note 17)	229,112	229	7,513	-	-	-	7,742
Translation loss	-	-	-	(41,515)	-	-	(41,515)
Acquisition of Boundless Vision Incorporated (Note 3)	3,000,000	3,000	-	-	-	(8,556)	(5,556)
Net loss for the period	-	-	-	-	(431,881)	-	(431,881)

Balance at March 31, 2003	16,561,352	16,561	662,382	(35,332)	(1,011,736)	(8,556)	(376,681)

Balance at April 1, 2002	9,002,435	9,002	257,814	6,183	(579,855)	-	(306,856)
Shares issued for cash	1,050,416	1,051	31,401	-	-	-	32,452
Shares issued for equipment (Note 17)	229,112	229	7,513	-	-	-	7,742
Translation loss	-	-	-	(16,248)	-	-	(16,248)
Net loss for the period	-	-	-	-	(93,982)	-	(93,982)

Balance at June 30, 2002	10,281,963	10,282	296,728	(10,065)	(673,837)	-	(376,892)

Balance at April 1, 2003	16,561,352	16,561	662,382	(35,332)	(1,011,736)	(8,556)	(376,681)
Shares issued for cash	-	-	-	-	-	-	-
Translation loss	-	-	-	(47,283)	-	-	(47,283)
Net loss for the period	-	-	-	-	(112,799)	-	(112,799)

Balance at June 30, 2003	16,561,352	16,561	662,382	(82,615)	(1,124,535)	(8,556)	(536,763)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

(Expressed in U.S. Dollars)

June 30, 2003

1.

Nature of Operations, Going Concern and Principles of Consolidation

Surge Technologies Corp. (formerly “Boundless Vision Incorporated”) (the “Company”) was incorporated under the laws of the State of Nevada, United States of America, on January 31, 2000.  Initially, the business of the Company was to prognosticate trends, including business and economic trends, business cycles, demographics and related areas.  The Company, through the acquisition of Surge Technologies Inc. on September 3, 2002, commenced the production and sales of electronic communication equipment (Note ).

The consolidated financial statements presented are those of Surge Technologies Corp., its subsidiaries Surge Technologies Inc. (“Surge”), a Canadian company, and Surge Acquisition Corp. (“Surge Nevada”), a company incorporated in the State of Nevada (collectively, the “Company”).  References to “Boundless” relate to transactions of Boundless Vision Incorporated prior to the merger with Surge and Surge Nevada discussed in Note .  References to Surge and Surge Nevada relate to transactions of Surge and Surge Nevada respectively prior to the merger discussed in Note .  All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

The consolidated condensed interim financial statements presented herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes the disclosures are adequate to make information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  For further information, refer to the audited financial statements and notes included in the Company’s Form 10-KSB filing for March 31, 2003.  The Company follows the same accounting policies in preparation of interim reports.

Results of operations for the interim period are not necessarily indicative of the results that may be expected for the year ended March 31, 2004.

The Company’s consolidated financial statements at June 30, 2003 and 2002 and for the three month periods then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company has a loss of $112,799 for the three month period ended June 30, 2003 (June 30, 2002 - $93,982), and has a working capital deficit at June 30, 2003 of $278,356 (June 30, 2002 - $232,149, March 31, 2003 - $233,115).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  However, based on its prior demonstrated ability to raise capital, management believes that the Company’s capital resources should be adequate to continue operating and to maintain its business strategy during fiscal 2004.  However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

Basis of presentation

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.  The consolidated financial statements are expressed in United States dollars.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

Inventory of raw materials and supplies are valued at the lower of actual cost and replacement cost.  Inventory of work in process and finished goods are valued at the lower of cost and net realizable value.

Cost is defined as the sum of the applicable expenditures and charges directly or indirectly incurred in bringing inventories to their existing condition and location.

Property, plant and equipment

Property, plant and equipment are recorded at cost and are amortized over their estimated useful lives on a declining balance basis at the following annual rates, with half the rate being applied in the year of acquisition:

Computer software

100%

declining balance

Equipment

30%

declining balance

Injection moulds, dies and tooling

10 year

straight-line

Leasehold improvements

5 year

straight-line

Manufacturing license

5 year

straight-line

Office furniture and fixtures

20%

declining balance

Tools

100%

The cost of normal maintenance and repairs is charged to operating expenses as incurred.  Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset.  The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

Intangible asset

Intangible assets are amortized using the straight-line method over their estimated period of benefit. Management of the Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition.  The amount of the impairment loss to be recorded is calculated by the excess of the assets carrying value over its fair value.  Fair value is determined using a discounted cash flow analysis.

Net loss per common share

The Company has adopted SFAS No. 128, Earnings Per Share (“EPS”), which establishes standards for computing and presenting EPS for entities with publicly held common stock.  The standard requires presentation of two categories of EPS – basic EPS and diluted EPS.  Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the deficiency of the Company.  The Company had no potentially dilutive securities at June 30, 2003 or 2002 and, as a result, basic and fully diluted EPS are the same amount in each of the above periods.  The EPS calculation for the three month periods ended June 30, 2003 and 2002 has been performed assuming the historical 4,907,728 shares outstanding for Surge as at September 3, 2002 were converted into the 12,000,000 Boundless shares issued on the acquisition of Surge on a pro rata basis over the period April 1, 2000 to the date of the acquisition on September 3, 2002.

For the three month period ended June 30, 2003, the weighted-average number of common shares outstanding was 16,561,352 (June 30, 2002 – 9,897,636).

Revenue recognition

Revenues from the sale of products are recorded when the product is shipped, title and risk of loss have transferred to the purchaser, payment terms are fixed or determinable and payment is reasonably assured.

Comprehensive income

Components of comprehensive income are net income and all other non-owner changes in equity.  SFAS No. 130, Reporting Comprehensive Income, requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of balance sheets.

Income taxes

The Company provides for income taxes using the asset and liability method as prescribed by SFAS No. 109, Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, if it is probable that the temporary difference will reverse in the foreseeable future.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the year in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Financial instruments

The carrying value of financial instruments potentially subject to valuation risk, consisting principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximates fair value, because of the short-term maturity of these instruments or actual interest rates that approximated the Company’s effective borrowing rate.

Foreign currency translation

SFAS No.52, Foreign Currency Translation requires amounts denominated in foreign currencies to be translated into the local functional currency at exchange rates prevailing at transaction dates.

Research and development costs

Research and product development costs are charged to research and development expenses incurred in accordance with several accounting pronouncements, including SFAS No.2, Accounting for Research and Development Costs.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from these estimates.

3.

Acquisition of Surge Technologies Inc.

On September 3, 2002, Boundless completed a business combination with Surge, a company incorporated in the Province of Alberta, Canada, and Surge Nevada which is incorporated in the State of Nevada.  Surge manufactures and sells electronic communications equipment.  Surge Nevada is essentially an inactive company with no operations or assets.

Boundless issued 12,000,000 common shares to 100% of the former stockholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totaled 4,907,728 shares.  The shares issued constitute 80% of the common stock of the Company after completion of the merger, and have been valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing.  The issue of 80% of the common stock of Boundless to the former stockholders of Surge, the right of such stockholders to appoint a majority of the directors of Boundless, and the continuation of the Surge management team is deemed to constitute a change of control of Boundless.

On September 3, 2002, Boundless purchased 100% of the shares of Surge Nevada for $1.

As a result of the change in control discussed above, for financial reporting purposes, the acquisition of Surge by Boundless has been treated as a reverse acquisition.  Surge is the continuing entity for financial reporting purposes and as a result of Boundless’ plan to cease its operations at the time of the merger, the acquisition has been treated as a recapitalization of the Company.  Accordingly, no goodwill has been recorded as a result of the acquisition.  The net assets of Boundless acquired in the transaction are recorded at their historical recorded value, which approximates their fair market value.  This resulted in the recording of liabilities in excess of assets of $8,556 as a deficit in the equity section of the financial statements.  The historical financial statements prior to the acquisition are the financial statements of Surge.  For legal purposes, Boundless will remain the surviving entity.

4.

Accounts Receivable and Prepayments

Accounts receivable and prepayments are non-interest bearing, unsecured and have settlement dates within one year.

	June 30,	June 30,	March 31,
	2003	2002	2003
	$	$	$

Accounts receivable	166,278	316,421	174,426
Employee receivable	3,026	3,945	266
Prepaid expenses	7,764	5,579	18,591

	177,068	325,945	193,283

5.

Inventory

	June 30,	June 30,	March 31,
	2003	2002	2003
	$	$	$

Finished goods	23,808	137,858	48,964
Raw materials and work in process	110,041	105,730	95,293

	133,849	243,588	144,257

6.

Loan Receivable

During the year ended March 31, 2003, the Company provided a loan of $10,000 to a third party in anticipation of the establishment of a joint venture with the third party.  The loan bears interest at 10% per annum, is unsecured and due on demand.  The purpose of the proposed joint venture was to be the purchase and re-selling of telecommunications and related equipment in the North American market place.  The joint venture has not yet been created, but the Company’s management has reviewed the value of this loan for impairment at June 30, 2003 and determined the fair value to be $10,250 (June 30, 2002 - $NIL, March 31, 2003 - $10,000).

7.

Property, Plant and Equipment

			Net Book Value
		Accumulated	June 30,	June 30,	March 31,
	Cost	amortization	2003	2002	2003
	$	$	$	$	$

Computer software under capital lease (Note )	15,614	1,952	13,662	-	-
Equipment	31,668	13,471	18,197	17,294	19,458
Injection moulds, dies and tooling	103,247	21,139	82,108	88,660	84,689
Leasehold improvements	3,533	530	3,003	774	3,180
Office furniture and fixtures	4,383	1,519	2,864	2,589	3,053

	158,445	38,611	119,834	109,317	110,380

8.

Intangible Asset

			Net Book Value
		Accumulated	June 30,	June 30,	March 31,
	Cost	amortization	2003	2002	2003
	$	$	$	$	$

Manufacturing license	4,626	4,626	-	2,612	-

9.

Accounts Payable and Other Liabilities

Accounts payable and other liabilities are unsecured and have settlement dates within one year.

	June 30,	June 30,	March 31,
	2003	2002	2003
	$	$	$

Accounts payable	459,224	721,760	499,601
Accounts payable - related parties (Note )	75,825	68,216	40,181
Current loans	19,698	3,975	19,818
Current portion of obligation under lease agreement (Note )	3,697	-	-
Wages payable	33,141	11,129	27,836

	591,585	805,080	587,436

The current loans bare interest at 10% per annum.

10.

Obligation under Lease Agreement

During the three month period ended June 30, 2003, the Company entered into lease commitments with a total principal of $15,614 for computer software.  The lease requires the Company to make blended monthly payments of $675.70 with interest at 22% per annum and is due June 2006.  This lease is secured by the actual computer software which had a net book value $13,662 at June 30, 2003.  As at June 30, 2003, accumulated amortization under capital lease was $1,952.

Commitments under this lease are as follows:

$

2004	6,017
2005	6,017
2006	5,518

Total minimum lease payments	17,552
Less amount representing interest	(4,342)

Present value of net minimum lease payments	13,210
Less current portion (Note )	(3,697)

Obligation under lease agreement	9,513

11.

Related Parties Transactions

Amounts due to related parties are due to stockholders and/or directors of the Company or companies controlled by stockholders and directors of the Company.

A total of $375,419 of the amount due to related parties (June 30, 2002 - $94,565, March 31, 2003 - $258,277) bears interest at 10% per annum compounded annually, is unsecured and has no fixed terms of repayment.  During the three month period ended June 30, 2003, the Company paid or accrued interest of $8,512 (June 30, 2002 - $2,364) on this amount.

A total of $3,559 of the amount due to related parties (June 30, 2002 - $162,107, March 31, 2003 - $5,669) does not bear interest, is unsecured and has no fixed terms of repayment.

During the three month period ended June 30, 2003, the Company paid or accrued management/consulting services of $65,620 (June 30, 2002 - $49,744) to directors and officers and/or stockholders of the Company.

During the three month period ended June 30, 2003, the Company paid or accrued $1,690 (June 30, 2002 - $NIL) for the purchase of raw materials inventory items from a company related to the Company by way of a director in common.

The Company entered into a sub-lease agreement for warehouse space from a stockholder of the Company, commencing July 1, 2000 and expiring June 30, 2002.  The Company bears a pro-rata share of rent, utilities and property tax which aggregated $NIL (June 30, 2002 - $2,942) which represents management’s estimate of the fair market value of the rental and occupancy costs of the property.  Included in accounts payable - related parties at June 30, 2003 is an amount of $NIL (June 30, 2002 - $3,964, March 31, 2003 - $NIL) due to the stockholder related to this sub-lease agreement. This amount is unsecured and non-interest bearing.  Commencing April 1, 2001, this amount bears interest at 10% per annum.

The Company has a sub-lease agreement for office space with a company, related by way of stockholder in common, expiring June 30, 2002.  The pro-rata share of rent, utilities and property tax aggregated $NIL  (June 30, 2002 - $6,186) representing management’s estimate of the fair market value of the rental and occupancy costs of the property.  Included in accounts payable - related parties at June 30, 2003 is an amount of $37,238 (June 30, 2002 - $52,052, March 31, 2003 - $40,181) payable to the related company related to this sub-lease agreement.  This amount is unsecured and has no fixed terms of repayment.  Commencing April 1, 2001, this amount bears interest at 10% per annum.  During the three month period ended June 30, 2003, interest expense in the amount of $898 (June 30, 2002 - $1,265) was recorded related to this obligation.

Included in accounts payable - related parties at June 30, 2003 is $38,587 (June 30, 2002 - $12,200, March 31, 2003 - $NIL) payable to the related parties related to consulting services (Note ).

12.

Capital Stock

Authorized

The authorized capital stock of the Company consists of 25,000,000 common shares with a par value of $0.001.

13.

Commitments

The Company is committed to the following minimum annual base rent payments for the sub-lease of its office and warehouse and operating leases for office equipment.

$

2004	68,659
2005	71,644
2006	77,614
2007	80,599
2008	-

298,516

The above includes the basic rent payments for a lease agreement for office, production and warehouse premises entered into by the Company, commencing July 1, 2002 and ending June 30, 2007.

The Company has entered into four separate employment contracts with various members of senior management, each providing for an annual salary of $40,876 for terms ending March 31, 2004.  The contracts may be renewed at the member of management’s option.

The Company has entered into an employment contract with a senior employee providing for an annual salary of $36,449 for a term ending March 31, 2004.  The contract may be renewed at the employee’s option.

The Company has certain obligations under a capital lease arrangement (Note ).

14.

Income Taxes

The Company has accumulated non-capital losses for Canadian income tax purposes in the amount of $959,517 to reduce taxable income in future years.  The losses expire as follows:

$

2006	8,447
2007	159,720
2008	211,672
2009	201,025
2010	378,653

959,517

15.

Economic Dependence and Credit Risk

As at June 30, 2003, two customer accounted for 87% (June 30, 2002 – 53%, March 31, 2003 – 92%) of the Company’s accounts receivable balance.  Sales to two customers accounted for 82% of the Company’s total sales for the three month period ended June 30, 2003 (June 30, 2002 – 84%).

16.

Segmented Information

Geographic information	Sales based on location of customer		Net book value of property, plant and equipment based on location of assets
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002	March 31, 2003
	$	$	$	$	$

Canada	270,996	364,455	119,834	109,317	110,380
United States of America	114,648	50,916	-	-	-

	385,644	415,371	119,834	109,317	110,380

17.

Supplemental Disclosures with Respect to Cash Flows and Non-Cash Investing and Financing Activities

	2003	2002
	$	$

Cash paid during the period for interest	1,823	3,924
Cash paid during the period for income taxes	-	-

On September 3, 2002, Boundless issued 12,000,000 common shares to 100% of the former stockholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totalled 4,907,728 common shares.  The shares issued constitute 80% of the common stock of the Company after completion of the transaction and are valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing (Note ).

During the year ended March 31, 2003, the Company issued 654,000 common shares of the Company for consulting services valued at $81,000.  A total of 104,000 common shares valued at $26,000 were issued to a related party.

During the year ended March 31, 2003, the Company issued 229,112 common shares of the Company for property, plant and equipment valued at $7,742.

During the year ended March 31, 2003, the Company issued 1,622,886 common shares in exchange for debt of the Company of $54,838.

18.

Comparative Figures

Certain prior period’s figures have been reclassified to conform to the current period’s presentation.

Comparative Financial Statements of

Surge Technologies Corp. and Subsidiaries

for the Years ended March 31, 2003 and 2002

AUDITORS’ REPORT

To the Stockholders and Board of Directors of Surge Technologies Corp.

We have audited the consolidated balance sheets of Surge Technologies Corp. (the “Company”) as at March 31, 2003 and 2002 and the consolidated statements of operations and deficit, cash flows, and changes in stockholders’ equity for the years ended March 31, 2003, 2002 and 2001.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States of America generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position of the Company as at March 31, 2003 and 2002 and the results of its operations and deficit, cash flows and changes in stockholders’ equity for the years ended March 31, 2003, 2002 and 2001 in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ James Stafford

Vancouver, Canada

Chartered Accountants

02 May 2003

Surge Technologies Corp. and Subsidiaries

Consolidated Balance Sheets

(Expressed in U.S. dollars)

As at March 31

2003

2002

ASSETS

Current

Cash and cash equivalents

$

16,781

$

1,093

Trade accounts receivable

174,692

295,842

Inventory (Note 4)

144,257

202,618

Prepaid expenses

18,591

1,583

354,321

501,136

Loan receivable (Note 5)

10,000

-

Property, plant and equipment (Note 6)

110,380

92,114

Intangible asset (Note 7)

-

2,852

$        474,701        $        596,102

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current

Accounts payable

$

547,255

$

644,167

Accounts payable – related parties (Note 9)

40,181

50,742

587,436

694,909

Due to related parties (Note 9)

263,946

208,049

851,382

902,958

Stockholders’ deficiency

Capital stock (Note 10)

Authorized

25,000,000 of common shares with par value of $0.001

Issued and outstanding

March 31, 2003 – 16,561,352 common shares

March 31, 2002 – 9,002,435 common shares

16,561

9,002

Additional paid in capital

662,382

257,814

Equity adjustments from foreign currency translation

(35,332)

6,183

Excess of liabilities assumed over assets acquired, net (Note 3)

(8,556)

-

Deficit

(1,011,736)

(579,855)

(376,681)

(306,856)

$       474,701        $        596,102

Nature of Operations, Going Concern and Principles of Consolidation (Note 1)

Acquisition of Surge Technologies Inc. (Note 3)

Acquisition of a Company Previously Known as Surge Technologies Inc. (Note 8)

Commitments, Economic Dependence and Subsequent Event (Notes 11, 14 and 16)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Consolidated Statements of Operations and Deficit

(Expressed in U.S. dollars)

For the years ended March 31

2003                2002                       2001

              SALES

$

1,569,701

$

1,602,441

$

1,413,925

              COST OF SALES

1,332,075

1,346,135

1,303,783

              GROSS PROFIT

237,626

256,306

110,142

              EXPENSES

Accounting and legal

103,609

20,822

5,122

Amortization of intangible asset

2,852

1,456

-

Consulting

66,003

-

-

Consulting and management services – related parties (Note 9)

191,919

93,826

77,411

Depreciation of property, plant and equipment

21,432

16,599

30

General and administrative

95,638

112,143

11,351

Interest

28,076

34,190

14,934

Operating

70,672

83,355

47,236

Rent

66,840

-

-

Rent – related parties (Note 9)

9,056

35,446

-

Research and development costs

22,947

6,784

-

Wages and benefits

116,763

148,288

20,885

795,807

552,909

176,969

Net loss before other items

(558,181)

(296,603)

(66,827)

OTHER ITEMS

Forgiveness of related parties remuneration payable (Note 9)

126,300

-

-

Goodwill expensed (Note 8)                                                                                                  -                               -                (159,712)

Net loss for the year

(431,881)

(296,603)

(226,539)

Deficit, beginning of year

(579,855)

(283,252)

(56,713)

Deficit, end of year

$ (1,011,736)     $       (579,855)      $      (283,252)

Basic loss per share (Note 2)

$         (0.03)       $            (0.08)        $      (30.64)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

For the years ended March 31

2003                   2002                    2001

Cash flows from operating activities

Net loss for the year

$

(431,881)

$

(296,603)

$

(226,539)

Adjustments to reconcile loss to net cash

used by operating activities

Translation loss

(41,515)

(3,643)

(5,324)

Depreciation of property, plant and equipment

21,432

16,599

30

Amortization of intangible asset

2,852

1,456

-

Write-down of goodwill

-

-

159,712

Forgiveness of related parties management fees payable

(126,300)

-

-

Issuance of common shares for services

88,742

-

-

(486,670)

(282,191)

(72,121)

Changes in operating assets and liabilities net of effects

from the acquisition of Boundless Vision Incorporated (Note 3)

(Increase) decrease in trade accounts receivable

121,150

(62,339)

(93,929)

(Increase) decrease in inventory

58,361

(40,851)

(11,057)

(Increase) decrease in prepaid expenses

(17,008)

5,149

(7,054)

Increase (decrease) in trade accounts payable

(55,372)

203,900

205,590

Increase (decrease) in accounts payable - related parties (Note 9)

(10,561)

-

-

(390,100)

(176,332)

21,429

Cash flows from investing activities

Investment in intangible asset

-

-

-

Purchase of property, plant and equipment

(31,956)

(25,580)

(9,047)

Investment in loan receivable (Note 5)

(10,000)

-

-

(41,956)

(25,580)

(9,047)

Cash flows from financing activities

Increase in amounts due to related parties (Note 9)

182,197

130,706

19,032

Issue of share capital for cash

265,547

39,792

187

447,744

170,498

19,219

Increase (decrease) in cash and cash equivalents

15,688

(31,414)

31,601

Cash and cash equivalents, beginning of year

1,093

32,507

906

Cash and cash equivalents, end of year

$        16,781        $            1,093        $          32,507

Supplemental Disclosures with Respect to Cash Flows and Non-cash Investing and Financing Activities (Note 13)

The accompanying notes are an integral part of these financial statements.

12

Surge Technologies Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

(Expressed in U.S. dollars)

	Number of shares issued	Par-value amount	Additional paid-in capital	Accumulated foreign currency translation adjustments	Accumulated deficit	Excess of liabilities assumed over assets acquired	Stockholders’ deficit
Balance at April 1, 2000	4,319	$ 4	$ 123	$ 15,150	$ (56,713)	$ -	$ (41,436)
Shares issued for cash	6,134	6	181	-	-	-	187
Translation loss	-	-	-	(5,324)	-	-	(5,324)
Net loss for the period	-	-	-	-	(226,539)	-	(226,539)

Balance at March 31, 2001	10,453	$ 10	$ 304	$ 9,826	$ (283,252)	$ -	$ (273,112)

Shares issued for cash	1,342,683	1,342	38,450	-	-	-	39,792
Shares issued for debt (Note 13)	7,649,299	7,650	219,060	-	-	-	226,710
Translation loss	-	-	-	(3,643)	-	-	(3,643)
Net loss for the period	-	-	-	-	(296,603)	-	(296,603)

Balance at March 31, 2002	9,002,435	$ 9,002	$ 257,814	$ 6,183	$ (579,855)	$ -	$ (306,856)

Shares issued for cash	2,052,919	2,053	263,494	-	-	-	265,547
Shares issued for debt (Note 13)	1,622,886	1,623	53,215	-	-	-	54,838
Shares issued for services (Note 13)	883,112	883	87,859	-	-	-	88,742
Translation loss	-	-	-	(41,515)	-	-	(41,515)
Acquisition of Boundless Vision Incorporated (Note 3)	3,000,000	3,000	-	-	-	(8,556)	(5,556)
Net loss for the period	-	-	-	-	(431,881)	-	(431,881)

Balance at March 31, 2003	16,561,352	$ 16,561	$ 662,382	$ (35,332)	$ (1,011,736)	$ (8,556)	$ (376,681)

The accompanying notes are an integral part of these financial statements.

Surge Technologies Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(Expressed in U.S. dollars)

March 31, 2003

1.

Nature of Operations, Going Concern and Principles of Consolidation

Surge Technologies Corp. (formerly “Boundless Vision Incorporated”) (the “Company”) was incorporated under the laws of the State of Nevada, United States of America, on January 31, 2000.  Initially, the business of the Company was to prognosticate trends, including business and economic trends, business cycles, demographics and related areas.  The Company, through the acquisition of Surge Technologies Inc. on September 3, 2002, commenced the production and sales of electronic communication equipment (Note 3).

The consolidated financial statements presented are those of Surge Technologies Corp., its subsidiaries Surge Technologies Inc. (“Surge”), a Canadian company, and Surge Acquisition Corp. (“Surge Nevada”), a company incorporated in the State of Nevada (collectively, the “Company”).  References to “Boundless” relate to transactions of Boundless Vision Incorporated prior to the merger with Surge and Surge Nevada discussed in Note 3.  References to Surge and Surge Nevada relate to transactions of Surge and Surge Nevada respectively prior to the merger discussed in Note 3.  All significant inter-company balances and transactions have been eliminated in consolidation financial statements.

The Company’s financial statements at March 31, 2003 and for the years then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company has a loss of $431,881 for the year ended March 31, 2003 (March 31, 2002 - $296,603, March 31, 2001 - $226,539), and has a working capital deficit at March 31, 2003 of $233,115 (March 31, 2002 - $193,773).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  However, based on its prior demonstrated ability to raise capital, management believes that the Company’s capital resources should be adequate to continue operating and to maintain its business strategy during fiscal 2004.  However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

Basis of presentation

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.  The financial statements are expressed in United States dollars.

12

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Inventory

Inventory of raw materials and supplies are valued at the lower of actual cost and replacement cost.  Inventory of work in process and finished goods are valued at the lower of cost and net realizable value. Cost is defined as the sum of the applicable expenditures and charges directly or indirectly incurred in bringing inventories to their existing condition and location.

Property, plant and equipment

Property, plant and equipment are stated at cost.  Depreciation is provided over the estimated useful life of each asset using the following annual rates, with half the rate being applied in the year of acquisition.

Equipment

30%

declining balance

Injection moulds, dies and tooling

10 year

straight-line

Leasehold improvements

5 year

straight-line

Manufacturing license

5 year

straight-line

Office furniture and fixtures

20%

declining balance

Tools

100%

The cost of normal maintenance and repairs is charged to operating expenses as incurred.  Material expenditures, which increase the life of an asset, are capitalized and depreciated over the estimated remaining useful life of the asset.  The cost of properties sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any gains or losses are reflected in current operations.

Intangible asset

Statement of Financial Accounting Standards (‘SFAS”) No.142, eliminates the amortization of an intangible asset deemed to have indefinite lives and instead subjects it to annual impairment tests.  Application of the nonamortization provisions of SFAS No. 142 prior to April 1, 2002 would not have had any effect on the net income of previous periods.  Intangible asset with an identifiable life are amortized using the straight line method over their estimate period of benefit.

Impairment of long-lived assets

Long-lived assets, including intangibles with any identifiable life, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition.  The amount of the impairment loss to be recorded is calculated by the excess of the assets carrying value over its fair value.  Fair value is determined using a discounted cash flow analysis.

Net loss per common share

The Company has adopted SFAS No. 128, Earnings Per Share (“EPS”), which establishes standards for computing and presenting EPS for entities with publicly held common stock.  The standard requires presentation of two categories of EPS – basic EPS and diluted EPS.  Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the year.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the deficiency of the Company.  The Company had no potentially dilutive securities at March 31, 2003, 2002 or 2001 and, as a result, basic and fully diluted EPS are the same amount in each of the above years.  The EPS calculation for the years ended March 31, 2003, 2002 and 2001 has been performed assuming the historical 4,907,728 shares outstanding for Surge as at September 3, 2002 were converted into the 12,000,000 Boundless shares issued on the acquisition of Surge on a pro rata basis over the period April 1, 2000 to the date of the acquisition on September 3, 2002.

For the year ended March 31, 2003, the weighted average number of common shares outstanding was 14,121,187 (March 31, 2002 – 3,698,544, March 31, 2001 – 7,394).

Revenue recognition

Revenues from the sale of products are recorded when the product is shipped, title and risk of loss have transferred to the purchaser, payment terms are fixed or determinable and payment is reasonably assured.

Income taxes

The Company provides for income taxes using the asset and liability method as prescribed by SFAS No. 109, Accounting for Income Taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes.  Actual results could differ from those estimates.

Financial instruments

The carrying value of financial instruments potentially subject to valuation risk, consisting principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable approximates fair value, because of the short-term maturity of these instruments or actual interest rates that approximated the Company’s effective borrowing rate.

Comprehensive income

Components of comprehensive income are net income and all other non-owner changes in equity.  SFAS No. 130, Reporting Comprehensive Income, requires an enterprise to (a) classify items of other comprehensive income by their nature in a financial statement, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of balance sheets.  The Company has no items of comprehensive income for the years ended March 31, 2003, 2002 or 2001.

Foreign currency

The accounts of subsidiaries, which are integrated operations, are translated using the temporal method.  Under this method, monetary assets and liabilities are translated at the year end exchange rates.  Non-monetary assets and liabilities are translated using historical rates of exchange.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.  Exchange gains and losses are included in income for the year.

The accounts of subsidiaries which are self-sustaining operations are translated using the current rate method.  Under this method, assets and liabilities are translated at the year end exchange rates.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.  Exchange gains and losses are included in a separate component of stockholders’ equity under cumulative translation adjustment.

Financial statements of self-sustaining subsidiaries operating in hyper-inflationary economies are translated using the temporal method, until these subsidiaries’ economies are no longer hyper inflationary.

SFAS No.52, Foreign Currency Translation requires amounts denominated in foreign currencies to be translated into the local functional currency at exchange rates prevailing at transaction dates.

Research and development costs

Research and product development costs are charged to research and development expenses incurred in accordance with several accounting pronouncements, including SFAS No.2, Accounting for Research and Development Costs.

3.

Acquisition of Surge Technologies Inc.

On September 3, 2002, Boundless completed a business combination with Surge, a company incorporated in the Province of Alberta, Canada, and Surge Nevada which is incorporated in the State of Nevada.  Surge manufactures and sells electronic communications equipment. Surge Nevada is essentially an inactive company with no operations or assets.

Boundless issued 12,000,000 common shares to 100% of the former stockholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totaled 4,907,728 shares.  The shares issued constitute 80% of the common stock of the Company after completion of the merger, and have been valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing. The issue of 80% of the common stock of Boundless to the former stockholders of Surge, the right of such stockholders to appoint a majority of the directors of Boundless, and the continuation of the Surge management team is deemed to constitute a change of control of Boundless.

On September 3, 2002, Boundless purchased 100% of the shares of Surge Nevada for $1.

As a result of the change in control discussed above, for financial reporting purposes, the acquisition of Surge by Boundless has been treated as a reverse acquisition.  Surge is the continuing entity for financial reporting purposes and as a result of Boundless’ plan to cease its operations at the time of the merger, the acquisition has been treated as a recapitalization of the Company.  Accordingly, no goodwill has been recorded as a result of the acquisition.  The net assets of Boundless acquired in the transaction are recorded at their historical recorded value, which approximates their fair market value.  This resulted in the recording of liabilities in excess of assets of $8,556 as a deficit in the equity section of the financial statements.  The historical financial statements prior to the acquisition are the financial statements of Surge.  For legal purposes, Boundless will remain the surviving entity.

4.

Inventory

   2003

            2002

Finished goods                                                                                        $    48,964

     $   98,280

Raw materials                                                                                              95,293

104,338

                                                                                                             $   144,257

   $  202,618

5.

Loan Receivable

During the year ended March 31, 2003, the Company provided a loan of $10,000 to a third party in anticipation of the establishment of a joint venture with the third party.  The loan bears interest at 10% per annum, is unsecured and due on demand.  The purpose of the proposed joint venture was to be the purchase and re-selling of telecommunications and related equipment in the North American market place.  The joint venture has not yet been created, but the Company’s management has reviewed the value of this loan for impairment at March 31, 2003 and determined the fair value to be $10,000.

6.

Property, Plant and Equipment

2003

2002

Accumulated

Net Book

Net Book

Cost

Depreciation

Value

Value

Equipment

$

31,461

$

12,003

$

19,458

$

23,425

Injection moulds, dies and tooling

103,247

18,558

84,689

64,141

Leasehold improvements

3,533

353

3,180

1,939

Office furniture and fixtures

4,383

1,330

3,053

2,609

$

142,624

$

32,244

$

110,380

$

92,114

7.

Intangible Asset

2003

2002

Accumulated

Net Book

Net Book

Cost

Amortization

Value

Value

Manufacturing license

$

4,626

$

4,626

$

-

$

2,852

$

4,626

$

4,626

$

-

$

2,852

8.

Acquisition of a Company Previously Known as Surge Technologies Inc. (“2001 Corp.”)

Effective March 31, 2001, Surge acquired all the issued and outstanding shares of 2001 Corp. from a related party by issuing shares of Surge valued at $79.  This acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities were recorded based upon their fair values at the date of acquisition.  The excess of the purchase price over the fair value of the net tangible assets acquired was $159,712 and can be summarized as follows:

Surge shares issued                                                                                                       $               79

Fair Value of 2001 Corp. assets and liabilities acquired:

Current asset                                                                                                                          306,015

Property, plant and equipment

 69,160

Intangible asset

 70,083

Current liabilities                                                                                                                 (320,027)

Due to stockholders                                                                                                             (285,022)

                                                                                                                   (159,791)

Excess, being goodwill, expensed during the year ended March 31, 2001                 $

        159,712

The excess of the purchase price over the fair value of the net tangible assets acquired was $159,712 and was treated as goodwill. Consistent with the Company’s accounting policy for intangible assets, management of the Company reviewed the value of the goodwill for impairment at March 31, 2001 and determined that the fair value of the goodwill was $NIL. As a result, the goodwill of $159,712 was expensed during the year ended March 31, 2001.

9.

Related Parties Transactions

Amounts due to related parties are due to stockholders and/or directors of the Company or companies controlled by stockholders and directors of the Company.

A total of $258,277 of the amount due to related parties (March 31, 2002 -  $82,214) bears interest at 10% per annum compounded annually, is unsecured and has no fixed terms of repayment.  During the year ended March 31, 2003, the Company paid or accrued interest of $19,111 (March 31, 2002 - $28,673, March 31, 2001 - $13,492) on this amount.

A total of $5,669 of the amount due to related parties (March 31, 2002 - $125,835) does not bear interest, is unsecured and has no fixed terms of repayment.

During the year ended March 31, 2003, the Company paid or accrued management/consulting services of $191,919 (March 31, 2002 - $93,826, March 31, 2001 - $77,411) to directors and officers and/or stockholders of the Company.  A total of $26,000 of this amount was paid by means of issuing of 104,000 common shares of the Company (Note 13).

During the year ended March 31, 2003, the Company paid or accrued$1,262 (March 31, 2002 - $21,389, March 31, 2001- $2,063) for the purchase of raw materials inventory items from a company related to the Company by way of a director in common.

During the year ended March 31, 2003, directors and officers of the Company forgave $126,300 of remuneration payable to them by the Company that was accrued and expensed by the Company during the years ended March 31, 2002 and 2001.

The Company entered into a sub-lease agreement for warehouse space from a stockholder of the Company, commencing July 1, 2000 and expiring June 30, 2002.  The Company bears a pro-rata share of rent, utilities and property tax which aggregated $2,848 (March 31, 2002 - $11,480, March 31, 2001 - $NIL) which represents management’s estimate of the fair market value of the rental and occupancy costs of the property.  Included in accounts payable - related parties at March 31, 2003 is an amount of $NIL (March 31, 2002 - $1,985) due to the stockholder related to this sub-lease agreement. This amount is unsecured and non-interest bearing.  Commencing April 1, 2001, this amount bears interest at 10% per annum.

The Company has a sub-lease agreement for office space with a company, related by way of stockholder in common, expiring June 30, 2002.  The pro-rata share of rent, utilities and property tax aggregated $6,208  (March 31, 2002 - $23,966, March 31, 2001 - $NIL) representing management’s estimate of the fair market value of the rental and occupancy costs of the property.  Included in accounts payable - related parties at March 31, 2003 is an amount of $40,181 (March 31, 2002 - $48,757) payable to the related company related to this sub-lease agreement.  This amount is unsecured and has no fixed terms of repayment. Commencing April 1, 2001, this amount bears interest at 10% per annum. During the year ended March 30, 2003, interest expense in the amount of $3,808 (March 31, 2002 - $5,517, March 31, 2001 - $NIL) was recorded related to this obligation.

10.

Capital Stock

The authorized capital stock of the Company consists of 25,000,000 common shares with a par-value of $0.001.

11.

Commitments

The Company is committed to the following minimum annual base rent payments for the sublease of its office and warehouse and operating leases for office equipment.

2004

$

62,346

2005

65,088

2006

69,883

2007

73,308

2008

18,498

$

    289,123

The above includes the basic rent payments for a new lease agreement for office, production and warehouse premises entered into by the Company, commencing July 1, 2002 and ending June 30, 2007.

The Company has entered into four separate employment contracts with various senior employees each providing for an annual salary of $40,876 for terms ending March 31, 2004.  The contracts may be renewed at the employee’s option.

The Company has entered into an employment contract with a senior employee providing for an annual salary of $36,449 for a term ending March 31, 2004.  The contract may be renewed at the employee’s option.

12.

Income Taxes

The Company’s deferred tax assets consist of the following as at March 31, 2003:

Tax effect of loss carryforwards

$  355,981

Tax effect of property, plant and equipment and intangible asset

    (18,517)

Valuation allowance

  (337,464)

Net deferred tax assets                                                                                       $             -

A full valuation allowance has been provided against all the Company’s deferred tax assets, as it cannot not be determined if it is not more likely than not that the assets will be realized.

The Company’s effective tax rate of zero in 2003 differs from the federal tax rate of 37.1% because of the following:

Federal statutory rate

(37.1%)

Effect of state taxes

     (0%)

Increase in valuation allowance

  37.1%

Effective tax rate

       0%

Page F – 30

The Company has accumulated non-capital losses for Canadian income tax purposes in the amount of $959,517 to reduce taxable income in future years.  The losses expire as follows:

2006

$

8,447

2007

159,720

2008

211,672

2009

201,025

2010

378,653

$

959,517

13.

Supplemental Disclosures with Respect to Cash Flows and Non-cash Investing and Financing Activities

                          2003          2002

Cash paid during the year for interest

$        2,535

 $ 34,138

Cash paid during the year for income taxes

        $

           NIL

   $     NIL

On September 3, 2002, Boundless issued 12,000,000 common shares to 100% of the former stockholders of Surge in exchange for 100% of the issued and outstanding capital stock of Surge which totalled 4,907,728 common shares.  The shares issued constitute 80% of the common stock of the Company after completion of the transaction and are valued at $12,000, the par-value of the common shares issued by Boundless on the date of closing (Note 3).

During the year ended March 31, 2003, the Company issued 654,000 common shares of the Company for consulting services valued at $81,000.  A total of 104,000 common shares valued at $26,000 were issued to a related party (Note 9).

During the year ended March 31, 2003, the Company issued 229,112 common shares of the Company for plant, property and equipment valued at $7,742.

During the year ended March 31, 2003, the Company issued 1,622,886 (2001 – 7,649,299, 2000 – NIL) common shares in exchange for debt of the Company of $54,838 (2001 - $226,710, 2000 - $NIL).

During the year ended March 31, 2001, the Surge acquired 100% of the issued and outstanding shares of 2001 Corp. by issuing shares valued at $79 (Note 8).

14.

Economic Dependence

As at March 31, 2003, two customers accounted for 92% (March 31, 2002 – 49%, March 31, 2001 – 50%) of the Company’s accounts receivable balance.  Sales to two customers accounted for 87% of the Company’s total sales for the year ended March 31, 2003 (March 31, 2002 – 71%, March 31, 2001 – 77%).

15.

Segmented Information

Geographic information	Sales based on location of customer			Net book value of property, plant and equipment based on location of assets

	March 31, 2003	March 31, 2002	March 31, 2001	March 31, 2003	March 31, 2002

Canada	$ 1,143,561	$ 1,182,670	$ 1,109,931	$ 110,380	$ 92,114
United States of America	426,140	419,771	303,994	-	-

	$ 1,569,701	$ 1,602,441	$ 1,413,925	$ 110,380	$ 92,114

16.

Subsequent Events

Subsequent to March 31, 2003 the Company received loans amounting to $111,097 from shareholders of the Company to be used as working capital purposes.  The loans bare interest at 10% per annum, are unsecured and are repayable one year of the date of the advance of the funds.

17.

Comparative Figures

Certain of the prior period’s figures have been reclassified to conform to the current year’s presentation

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

SURGE TECHNOLOGIES CORP.

3,703,426 SHARES OF

COMMON STOCK TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until _______________ (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

           THE DATE OF THIS PROSPECTUS IS ___________________, 2003

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada General Corporation Law, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our Articles of Incorporation provide that we will indemnify our directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. We will advance expenses for such persons pursuant to the terms set forth in the By-laws, or in a separate Board resolution or contract.

Our By-laws provide that our officers and directors shall be indemnified and held harmless against all losses, claims, damages, liabilities, expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer, or he or she was serving at our request as a director, officer, partner, trustee, employee or agent.

Such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall endure to the benefit of the indemnitee's heirs, executors and administrators.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses for the issuance and distribution of the shares registered by this prospectus are set forth in the following table, exclusive of selling agent commissions and expenses:

Item	Amount (US$)
SEC Registration Fee	136
EDGAR Filing Expenses	2,500
Transfer Agent Fees	1,500
Legal Fees	30,000
Accounting Fees	10,000
Printing Costs	2,000
Miscellaneous	3,000
Total	49,136

1

RECENT SALE OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On February 29th, 2000 we issued 1,500,000 shares of our common stock to our founder Jaak Olesk, and then Chairman of the Board of Directors and President at $0.001 per share for aggregate proceeds of $1,500.  The shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933 as the sale was made to a director and co-founder of the company and as such did not involve any public offering.  The transaction would have also qualified under the exemption from registration provided by Rule 506 of Regulation D as the investor falls within the definition of an accredited investor by reason of his office as director and executive officer of the issuing company. The shares were restricted pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933.

On February 29, 2000 we issued a total of 750,000 shares of our common stock for services performed.  Jaak Olesk, then Chairman of the Board of Directors and President received 500,000 shares of common stock for consulting, accounting, legal and advisory services.  Morena Rodriguez, then Director, Secretary and Treasurer, received 150,000 shares of common stock for administrative and secretarial services.  Lilian Cruz also received 100,000 shares of common stock for administrative and secretarial services.  The shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933 as in the case of Mr. Olesk and Ms. Rodriguez, the sale as the sale was made to the directors and co-founders of the company, and in the case of Ms. Cruz, a person in a close relationship to the issuer, and as such did not involve any public offering.  The investment by Mr. Olesk and Ms. Rodriguez would have also qualified under exemption from registration provided by Rule 506 of Regulation D, as the investors fall within the definition of an accredited investor by reason of their office as directors and executive officers of the issuing company.  The investment by Ms. Cruz may also qualified under Rule 701 as the shares were issued in connection with administrative and secretarial services provided by Ms. Cruz, and the fact that the company was not reporting at the time the shares were issued. The shares were issued as restricted pursuant to Rule 144 promulgated under the Securities Act of 1933, notwithstanding the available exemptions.

On November 25, 2000 we issued 750,000 shares of our common stock to Jaak Olesk for services rendered in advising the company on corporate and regulatory matters. The shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933 as the sale was made to a director and co-founder of the company and as such did not involve any public offering.  The transaction would have also qualified under the exemption from registration provided by Rule 506 of Regulation D as the investor falls within the definition of an accredited investor by reason of his office as director and executive officer of the issuing company. The shares were restricted pursuant to Rule 144 promulgated under the Securities Act of 1933.

On September 3, 2002 we issued 12,000,000 common shares to thirty-five shareholders of Surge Technologies Inc. pursuant to a plan of share exchange dated September 3, 2002, as amended November 7, 2002, whereby we acquired all of the issued and outstanding share capital of Surge Technologies Inc. The shares were issued pursuant to the exemption from registration under Regulation S promulgated under the Securities Act of 1933.  In particular, Section 903(a) and (b)(3) of Regulation S are applicable to the transaction as the offer and sale was not made to any person in the United States and at the time of the offer and sale each such person was reasonably believed to be physically outside of the United States.  In addition, no directed selling efforts were made into the United States by us or any person acting on our behalf and each purchaser certified to us that they were not a U.S. person and were not purchasing the securities for the account or benefit of a U.S. person..  The shares are subject to restrictions on resale pursuant to the provisions of Rule 903(b)(3) of Regulation S and the provisions of Rule 144 promulgated under the Securities Act of 1933, and the certificates representing the shares were issued with a restrictive legend denoting the restrictions.  The following table sets out the names and share amounts of the shareholders.

2

Name & Address	Number of Shares

Gord McPhedran	2,059,754
Frank Remai	210,525
Laurence Ray	20,000
Larry O'Keefe	10,500
Jack Barbier	2,057,829
Gary Kuramoto	115,000
Jagjeet Manhas	20,000
Michael Feduk	10,000
Dale Olmstead	2,061,273
Kevin Zwack	276,171
Harj Manhas	1,574,862
James McPhedran	278,179
United Interface Devices Ltd.	12,000
Ben Hubert	25,000
Maria Jorge	3,587
Donna Byman	275,310
Julius Farkus	25,000
Roy Nachtigall	1,435
Shane Wright	1,435
Secura Investments Inc.	2,906,301
Joe Jorge	9,787
Derrek Enger	4,304
Marilyn Olmstead	5,739
Nelia De Castro	1,435
Shannon Nell	2,582
Maria Pavao	1,435
Jose Raposo	2,869
Johan Nell	1,722
Sarah Nachtigall	4,590
Carlos Miguens	1,435
Henry Nachtigall	2,582
Sandy Jorge	1,578
Doug Nachtigall	1,435
Julius Farkus	7,173
William Thomson	7,173

On September 3, 2002 we issued 550,000 shares to two individuals, Mr. Imtiaz Razack in the amount of 250,000 and Mr. Kennith Bray in the amount of 300,000, as a finder’s fee in connection with the acquisition of Surge Technologies Inc.  The shares were issued pursuant to the exemption from registration under Regulation S promulgated under the Securities Act of 1933.  In particular, Section 903(a) and (b)(3) of Regulation S are applicable to the transaction as the offer and sale was not made to any person in the United States and at the time of the offer and sale each such person was reasonably believed to be physically outside of the United States.  In addition, no directed selling efforts were made into the United States by us or any person acting on our behalf and each purchaser certified to us that they were not a U.S. person and were not purchasing the securities for the account or benefit of a U.S. person.  Neither purchaser is a registered broker-dealer under the Securities Exchange Act of 1934.  The shares are subject to restrictions on resale pursuant to the provisions of Rule 903(b)(3) of Regulation S and the provisions of Rule 144 promulgated under the Securities Act of 1933, and the certificates representing the shares were issued with a restrictive legend denoting the restrictions.

3

On January 10, 2003, we issued 907,352 common shares to 15 accredited investors under Regulation S, at a price of $0.25 per share for proceeds to the Company of $226,838. The price per share was determined by management based on the stage of development of the company. The shares were issued pursuant to the exemption from registration under Regulation S promulgated under the Securities Act of 1933.  In particular, Section 903(a) and (b)(3) of Regulation S are applicable to the transaction as the offer and sale was not made to any person in the United States and at the time of the offer and sale each such person was reasonably believed to be physically outside of the United States.  In addition, no directed selling efforts were made into the United States by us or any person acting on our behalf and each purchaser certified to us that they were not a U.S. person and were not purchasing the securities for the account or benefit of a U.S. person.  The shares are subject to restrictions on resale pursuant to the provisions of Rule 903(b)(3) of Regulation S and the provisions of Rule 144 promulgated under the Securities Act of 1933, and the certificates representing the shares were issued with a restrictive legend denoting the restrictions.  The following table lists the names of the investors and the shares purchased.

Name of Investor	Number of Shares

SNJ Capital Ltd.	88,000
Manu Naran	100,152
Bryce Stephens	20,000
Hari Varshney	228,000
Randall Walrond	20,000
Charles Barstow	25,100
Myron MCCullough	25,100
Anthony Polegato	20,000
Naddine Bahadoorsingh	36,000
Jitendra Singh	40,000
FIC Investment Ltd	80,000
Parm Dhinjal	20,000
Harinder Jassal	20,000
Larry Payne	125,000
Richard Lau	60,000

On January 10, 2003, we issued 104,000 common shares at a deemed price of $0.25 per share to SNJ Capital Ltd., in lieu of cash payment, as a consulting services in the area of corporate governance, coordinating the registration process, administration services relating to our corporate finance activities and coordinating the development of our corporate website. The shares were issued pursuant to the exemption from registration under Regulation S promulgated under the Securities Act of 1933.  In particular, Section 903(a) and (b)(3) of Regulation S are applicable to the transaction as the offer and sale was not made to a person in the United States and at the time of the offer and sale such person was reasonably believed to be physically outside of the United States.  In addition, no directed selling efforts were made into the United States by us or any person acting on our behalf and the purchaser certified to us that they were not a U.S. person and were not purchasing the securities for the account or benefit of a U.S. person..  The purchaser is not a registered broker-dealer under the Securities Exchange Act of 1934. The shares are subject to restrictions on resale pursuant to the provisions of Rule 903(b)(3) of Regulation S and the provisions of Rule 144 promulgated under the Securities Act of 1933, and the certificates representing the shares were issued with a restrictive legend denoting the restrictions.

4

EXHIBITS

The following Exhibits are attached to this registration statement.

3.1    Articles of Incorporation

3.2    Certificate of Amendment of Articles of Incorporation

3.3    Bylaws

5.1    Opinion of Morton & Company

10.1  Merger Agreement with Surge Technologies Inc. dated September 3, 2002

10.2  Amendment dated November 7, 2002 to the Merger Agreement with Surge Technologies Inc.

10.3  Employment Agreement with Gordon McPhedran

10.4  Employment Agreement with Dale Olmstead

10.5  Employment Agreement with Jack Barbier

10.6  Employment Agreement with Harj Manhas

10.7

Supply Agreement among Barmac & Associates Inc. and TELUS Communications Inc. dated May 28, 2002

10.8

Amendment #1 dated December 2, 2002 to the Supply Agreement with TELUS Communications Inc.

10.9

Promissory Note with Peter Sanders

10.10

 Promissory Note with Bijay Singh

16.1  Letter From Friedman Minsk Cole & Fastovsky, CPA’s on change of auditor

21.1

Subsidiaries of the registrant

23.1

Consent of counsel (see Exhibit 5.1)

23.2

Consent of Independent Accountant

24.1  Power of Attorney (included on signature page)

5

UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

1.

To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

2.

For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a prospectus as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering of those securities.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 24, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and have authorized this registration statement to be signed on its behalf by the undersigned, in the city of Calgary, Province of Alberta, on the 6th day of October, 2003.

SURGE TECHNOLOGIES CORP.

(Registrant)

By:   /s/ Gordon  McPhedran

Gordon McPhedran

President and Chief Executive Officer

By:   /s/ Thom Eggerston

Thom Eggerston

Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon McPhedran, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 of Surge Technologies Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Gordon McPhedran

Director, President, and

October 6, 2003

Gordon McPhedran

Chief Executive Officer

/s/ Harj Manhas

Director,

 October 6, 2003

Harj Manhas

Vice President Corporate Finance

/s/Dale Olmstead

Director

 October 6, 2003

Dale Olmstead

/s/Peter Sanders

Director

 October 6, 2003

Peter Sanders

/s/ Bijay Singh

Director

 October 6, 2003

Bijay Singh

/s/ Thom Eggerston

Chief Financial Officer

October 6, 2003

Thom Eggerston

(principal accounting officer)